                                                      Exhibit 4.1




__________________________________________________________________




                     ADVANTA NATIONAL BANK,
                          as Servicer,



                     ADVANTA NATIONAL BANK,
                         as a Transferor


                               and


                      THE BANK OF NEW YORK,
                             Trustee



                    ADVANTA GOLD MASTER TRUST



                 POOLING AND SERVICING AGREEMENT
                 Dated as of ____________, 1996




__________________________________________________________________

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
                        TABLE OF CONTENTS



ARTICLE I        DEFINITIONS
     SECTION 1.01. Definitions . . . . . . . . . . . . . . . .  1
     SECTION 1.02. Other Definitional Provisions.. . . . . . . 24

ARTICLE II       CONVEYANCE OF RECEIVABLES
     SECTION 2.01. Conveyance of Receivables.. . . . . . . . . 24
     SECTION 2.02. Acceptance by Trustee.. . . . . . . . . . . 26
     SECTION 2.03. Representations and Warranties of the
                   Transferors Relating to the Transferors . . 27
     SECTION 2.04. Representations and Warranties of the
                   Transferors Relating to this Agreement and
                   the Receivables.. . . . . . . . . . . . . . 29
     SECTION 2.05. Reassignment of Ineligible Receivables. . . 32
     SECTION 2.06. Reassignment of Receivables in Trust
                   Portfolio.. . . . . . . . . . . . . . . . . 33
     SECTION 2.07. Covenants of the Transferors. . . . . . . . 34
     SECTION 2.08. Addition of Accounts. . . . . . . . . . . . 37
     SECTION 2.09. Removal of Accounts and Participation
                   Interests . . . . . . . . . . . . . . . . . 41
     SECTION 2.10. Account Allocations . . . . . . . . . . . . 43
     SECTION 2.11. Discount Option . . . . . . . . . . . . . . 44
     SECTION 2.12. Additional Transferors. . . . . . . . . . . 44

ARTICLE III      ADMINISTRATION AND SERVICING
     SECTION 3.01. Acceptance of Appointment and Other Matters
                   Relating to the Servicer. . . . . . . . . . 45
     SECTION 3.02. Servicing Compensation. . . . . . . . . . . 46
     SECTION 3.03. Representations, Warranties and Covenants
                   of the Servicer . . . . . . . . . . . . . . 47
     SECTION 3.04. Reports and Records for the Trustee . . . . 50
     SECTION 3.05. Annual Certificate of Servicer. . . . . . . 50
     SECTION 3.06. Annual Servicing Report of Independent Public
                   Accountants; Copies of Reports Available. . 51
     SECTION 3.07. Tax Treatment . . . . . . . . . . . . . . . 51
     SECTION 3.08. Notices to ANB. . . . . . . . . . . . . . . 52
     SECTION 3.09. Adjustments . . . . . . . . . . . . . . . . 52
     SECTION 3.10. Reports to the Commission . . . . . . . . . 53

ARTICLE IV       RIGHTS OF HOLDERS; ALLOCATION AND APPLICATION
                 OF COLLECTIONS
     SECTION 4.01. Rights of Holders . . . . . . . . . . . . . 53
     SECTION 4.02. Establishment of Collection Account and
                   Excess Funding Account. . . . . . . . . . . 54
     SECTION 4.03. Collections and Allocations . . . . . . . . 55
     SECTION 4.04. Shared Principal Collections; Excess Funding
                   Account . . . . . . . . . . . . . . . . . . 56
     SECTION 4.05  Excess Finance Charge Collections . . . . . 57
     SECTION 4.06. Allocation of Trust Assets to Series or
                   Groups. . . . . . . . . . . . . . . . . . . 57

ARTICLE V        DISTRIBUTIONS AND REPORTS TO HOLDERS

ARTICLE VI       THE CERTIFICATES
     SECTION 6.01. The Certificates. . . . . . . . . . . . . . 58
     SECTION 6.02. Authentication of Certificates. . . . . . . 59
     SECTION 6.03. New Issuances . . . . . . . . . . . . . . . 59
     SECTION 6.04. Registration of Transfer and Exchange
                   of Certificates . . . . . . . . . . . . . . 62
     SECTION 6.05. Mutilated, Destroyed, Lost or Stolen
                   Certificates. . . . . . . . . . . . . . . . 65
     SECTION 6.06. Persons Deemed Owners . . . . . . . . . . . 65
     SECTION 6.07. Appointment of Paying Agent . . . . . . . . 66
     SECTION 6.08. Access to List of Registered Holders'
                   Names and Addresses . . . . . . . . . . . . 67
     SECTION 6.09. Authenticating Agent. . . . . . . . . . . . 67
     SECTION 6.10. Book-Entry Certificates . . . . . . . . . . 68
     SECTION 6.11. Notices to Clearing Agency. . . . . . . . . 69
     SECTION 6.12. Definitive Certificate. . . . . . . . . . . 69
     SECTION 6.13. Global Certificate; Exchange Date . . . . . 70
     SECTION 6.14. Meetings of Holders . . . . . . . . . . . . 72
     SECTION 6.15. Uncertificated Classes. . . . . . . . . . . 74

ARTICLE VII      OTHER MATTERS RELATING TO THE TRANSFERORS
     SECTION 7.01. Liability of the Transferors. . . . . . . . 74
     SECTION 7.02. Merger or Consolidation of, or Assumption
                   of the Obligations of, the Transferors. . . 75
     SECTION 7.03. Limitations on Liability of the Transferors 76
     SECTION 7.04. Liabilities . . . . . . . . . . . . . . . . 76

ARTICLE VIII     OTHER MATTERS RELATING TO THE SERVICER
     SECTION 8.01. Liability of the Servicer . . . . . . . . . 77
     SECTION 8.02. Merger or Consolidation of, or Assumption
                   of the Obligations of, the Servicer . . . . 77
     SECTION 8.03. Limitation on Liability of the Servicer
                   and Others. . . . . . . . . . . . . . . . . 78
     SECTION 8.04. Servicer Indemnification of the Trust and
                   the Trustee . . . . . . . . . . . . . . . . 78
     SECTION 8.05. The Servicer Not To Resign. . . . . . . . . 79
     SECTION 8.06. Access to Certain Documentation and
                   Information Regarding the Receivables . . . 79
     SECTION 8.07. Delegation of Duties. . . . . . . . . . . . 80
     SECTION 8.08. Examination of Records. . . . . . . . . . . 80

ARTICLE IX       PAY OUT EVENTS
     SECTION 9.01. Trust Pay Out Events. . . . . . . . . . . . 80
     SECTION 9.02. Additional Rights Upon the Occurrence
                   of Certain Events . . . . . . . . . . . . . 81

ARTICLE X        SERVICER DEFAULTS
     SECTION 10.01. Servicer Defaults. . . . . . . . . . . . . 82
     SECTION 10.02. Trustee To Act, Appointment of Successor . 85
     SECTION 10.03. Notification to Holders. . . . . . . . . . 86

ARTICLE XI       THE TRUSTEE
     SECTION 11.01. Duties of Trustee. . . . . . . . . . . . . 86
     SECTION 11.02. Certain Matters Affecting the Trustee. . . 88
     SECTION 11.03. Trustee Not Liable for Recitals in
                    Certificates . . . . . . . . . . . . . . . 89
     SECTION 11.04. Trustee May Not Own Certificates . . . . . 90
     SECTION 11.05. The Servicer To Pay Trustee's Fees
                    and Expenses . . . . . . . . . . . . . . . 90
     SECTION 11.06. Eligibility Requirements for Trustee . . . 90
     SECTION 11.07. Resignation or Removal of Trustee. . . . . 91
     SECTION 11.08. Successor Trustee. . . . . . . . . . . . . 91
     SECTION 11.09. Merger or Consolidation of Trustee . . . . 92
     SECTION 11.10. Appointment of Co-Trustee or Separate
                    Trustee. . . . . . . . . . . . . . . . . . 92
     SECTION 11.11. Tax Returns. . . . . . . . . . . . . . . . 94
     SECTION 11.12. Trustee May Enforce Claims Without Possession
                    of Certificates. . . . . . . . . . . . . . 94
     SECTION 11.13. Suits for Enforcement. . . . . . . . . . . 94
     SECTION 11.14. Rights of Holders To Direct Trustee. . . . 95
     SECTION 11.15. Representations and Warranties of Trustee. 96
     SECTION 11.16. Maintenance of Office or Agency. . . . . . 96

ARTICLE XII      TERMINATION
     SECTION 12.01. Termination of Trust . . . . . . . . . . . 96
     SECTION 12.02. Final Distribution . . . . . . . . . . . . 97
     SECTION 12.03. Transferors' Termination Rights. . . . . . 98
     SECTION 12.04. Defeasance . . . . . . . . . . . . . . . . 98
     SECTION 12.05. Optional Purchase. . . . . . . . . . . . .100

ARTICLE XIII     MISCELLANEOUS PROVISIONS
     SECTION 13.01. Amendment; Waiver of Past Defaults . . . .101
     SECTION 13.02. Protection of Right, Title and Interest
                    to Trust . . . . . . . . . . . . . . . . .103
     SECTION 13.03. Limitation on Rights of Holders. . . . . .105
     SECTION 13.04. GOVERNING LAW. . . . . . . . . . . . . . .106
     SECTION 13.05. Notices; Payments. . . . . . . . . . . . .106
     SECTION 13.06. Rule 144A Information. . . . . . . . . . .107
     SECTION 13.07. Severability of Provisions . . . . . . . .107
     SECTION 13.08. Certificates Nonassessable and Fully Paid.107
     SECTION 13.09. Nonpetition Covenant . . . . . . . . . . .107
     SECTION 13.10. No Waiver; Cumulative Remedies . . . . . .108
     SECTION 13.11. Counterparts . . . . . . . . . . . . . . .108
     SECTION 13.12. Beneficiaries. . . . . . . . . . . . . . .108
     SECTION 13.13. Actions by Holders . . . . . . . . . . . .108
     SECTION 13.14. Merger and Integration . . . . . . . . . .108


EXHIBITS

Exhibit A      Form of Advanta Certificate
Exhibit B      Form of Assignment of Receivables in Additional
               Accounts
Exhibit C      Form of Reassignment of Receivables in Removed
               Accounts
Exhibit D      Form of Annual Servicer's Certificate
Exhibit E-1    Private Placement Legend
Exhibit E-2    Representation Letter
Exhibit E-3    ERISA Legend
Exhibit F-1    Form of Certificate of Foreign Clearing Agency
Exhibit F-2    Form of Alternate Certificate to be delivered to
               Foreign Clearing Agency
Exhibit F-3    Form of Certificate to be delivered to Foreign
               Clearing Agency
Exhibit G-1    Form of Opinion of Counsel with respect to
               Amendments
Exhibit G-2    Form of Opinion of Counsel with respect to
               Accounts
Exhibit H      Corporate Separateness Requirements


SCHEDULES

Schedule 1     Account Schedule [Deemed Incorporated]
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     POOLING AND SERVICING AGREEMENT dated as of ___________, 1996 among (i) ADVANTA NATIONAL BANK, a national banking association, as Servicer, and as the sole initial Transferor and (ii) THE BANK OF
NEW YORK, a New York banking corporation, as Trustee.


ARTICLE I      DEFINITIONS

     SECTION 1.01. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

     "Account" means each Initial Account and each Additional Account, but shall exclude any Account all the Receivables in which are either reassigned or assigned to a Transferor or its designee or the Servicer in accordance with this Agreement. The term "Account" includes each account into which an Account is transferred (a "Transferred Account"); provided that (i) such transfer is made in accordance with the Credit Card Guidelines and
(ii) such Transferred Account can be traced or identified, by reference to or by way of the Account Schedules as an account into which an Account has been transferred. The term "Account" shall be deemed to refer to (x) any Additional Account only from and after its Addition Date and (y) any Removed Account only prior to its Removal Date.

     "Account Schedule" means a computer file or microfiche list delivered to the Trustee pursuant to Section 2.01 or 2.08 and containing a list of Accounts, identified by account number and setting forth the Receivable balance for each as of (a) the Trust Cut-Off Date (for the Account Schedule delivered on the Initial Closing Date), (b) the related Addition Cut-Off Date (for any Account Schedule delivered in connection with any designation of Additional Accounts) or (c) the Removal Cut-Off Date (for any Account Schedule delivered in connection with any designation of Removed Accounts).

     "Act" means the Securities Act of 1933.

     "Addition" means the designation of additional Eligible
Accounts to be included as Accounts or of Participation Interests to be included as Trust Assets pursuant to subsection 2.08(a), (b) or (d).

     "Additional Account" means each revolving credit card account or other revolving credit account established pursuant to a Cardholder Agreement, which account is designated pursuant to subsection 2.08(a), (b) or (d) to be included as an Account and is identified in an Account Schedule.

     "Additional Transferor" is defined in Section 2.12.

     "Addition Cut-Off Date" means, as to any Additional Accounts or Participation Interests to be included in the Trust, the date specified in the related Assignment.

     "Addition Date" means (i) as to any Additional Account, the date on which the Receivables in such Additional Account are first conveyed to the Trust pursuant to subsection 2.08(a), (b) or (d) and (ii) as to any Participation Interest, the date from and after which such Participation Interest is to be included as a Trust Asset pursuant to subsection 2.08(a) or (b).

     "Advanta Certificate" means the certificate executed by ANB and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A, as the same may be modified in accordance with Section 2.12.

     "Adverse Effect" means, as to any action, that such action will (a) result in the occurrence of a Pay Out Event with respect to any Series or (b) materially adversely affect the amount or timing of distributions to be made to the Investor Holders of any Series or Class pursuant to this Agreement and the related Supplement.

     "Affiliate" means, as to any Person, any other Person controlling, controlled by or under common control with the specified Person. For this purpose, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have correlative meanings.

     "Aggregate Investor Amount" means, as of any date of determination, the sum on such date of the aggregate Investor
Amounts and the aggregate Enhancement Investor Amounts, if any, for all outstanding Series.

     "Aggregate Series Percentage" means, as to Principal
Receivables, Defaulted Receivables and Finance Charge Receivables and any date of determination, the sum of the Series Percentages for such categories of Receivables for all outstanding Series on such date of determination.

     "Agreement" means this Pooling and Servicing Agreement and all amendments hereof and supplements hereto, including, as to any Series or Class, the related Supplement.

     "Amortization Period" means, as to any Series or Class, any period specified in the related Supplement (which may be designated as a controlled amortization period, a controlled accumulation period, a limited amortization period, an optional amortization period, a principal amortization period, a rapid amortization period, a rapid accumulation period or any other accumulation or amortization period) during which principal collections are set aside to repay the principal investment in that Series or Class.

     "ANB" means Advanta National Bank, a national banking association.

     "Applicants" is defined in Section 6.08.

     "Assignment" is defined in subsection 2.08(c)(vii).

     "AUS" means Advanta National Bank USA, a national banking association.

     "Authorized Newspaper" means any newspaper or newspapers of general circulation in the Borough of Manhattan, The City of New York, or Philadelphia, Pennsylvania, printed in the English language (and, with respect to any Series or Class, in such other cities and languages as may be specified in the related Supplement) and customarily published on each business day at such place, whether or not published on Saturdays, Sundays or holidays.

     "Automatic Additional Account" is defined in subsection
2.08(d).

     "Bearer Certificates" is defined in Section 6.01.

     "Benefit Plan" is defined in subsection 6.04(c).

     "Book-Entry Certificates" means beneficial interests in the Investor Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in
Section 6.10.

     "Business Day" means any day other than (a) a Saturday or Sunday or (b) any other day on which banks in New York, New York, Philadelphia, Pennsylvania, or Wilmington, Delaware (or, with respect to any Series, any additional city specified in the related Supplement) or any other State in which the principal executive offices of AUS or any Transferor are located, are authorized or obligated by law, executive order or governmental decree to be closed.

     "Cardholder Agreement" means, with respect to an Account, the agreements between the applicable Credit Card Originator and the related Obligor governing the terms and conditions of such Account, as such agreements may be amended, modified or otherwise changed from time to time and as distributed (including any amendments and revisions thereto) to holders of such Account.

     "Cash Advance Fees" means amounts referred to as "cash advance fees," "cash access/cash advance fees," "cash access fees,"
"transaction fees for cash advances," or "cash advance charges" (or similar terms) in the Credit Card Agreement applicable to any Account.

     "Certificate" means any Investor Certificate or Transferor
Certificate.

     "Certificate Owner" means the owner of a Book-Entry
Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

     "Certificate Register" is defined in Section 6.04.

     "Class" means, as to any Series, any one of the classes of Investor Certificates of that Series.

     "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

     "Clearing Agency Participant" means a Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

     "Closing Date" means, as to any Series, the closing date specified in the related Supplement.

     "Code" means the Internal Revenue Code of 1986.

     "Collection Account" is defined in Section 4.02.

     "Collections" means all payments by or on behalf of Obligors (including Insurance Proceeds) received in respect of the Receivables, in the form of cash, checks (to the extent collected), wire transfers, electronic transfers, ATM transfers or other form of payment in accordance with the Cardholder Agreement in effect from time to time. All Insurance Proceeds will be treated as Collections of Finance Charge Receivables. Collections with respect to any Monthly Period shall include a portion, calculated pursuant to subsection 2.07(i), of Interchange paid to the Trust with respect to such Monthly Period, to be applied as if such amount were Collections of Finance Charge Receivables for all purposes. As specified in any Participation Interest Supplement or Supplement, Collections shall include amounts received with respect to Participation Interests.

     "Commission" means the Securities and Exchange Commission.

     "Contractually Delinquent" means, when used in reference to an Account, that a required minimum payment for that Account set forth on the related billing statement has not been received by its due date.

     "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at 101 Barclay Street, New York, New York, 10286; Attention: ______________________.

     "Coupon" is defined in Section 6.01.

     "Credit Card Guidelines" means the written policies and procedures of the applicable Credit Card Originator relating to the operation of its revolving lending business, including the written policies and procedures for determining the creditworthiness of credit card account customers, the extension of credit to such customers and the maintenance of credit card accounts and collection of receivables with respect thereto, as such policies and procedures may be amended, modified, or otherwise changed from time to time.

     "Credit Card Originator" means (a) initially, ANB and (b) in addition, any other Person that owns revolving credit card accounts or other revolving credit accounts that are designated as Accounts and either is a Transferor or enters into a Receivables Purchase Agreement with a Transferor (or any Person that in turn enters into a Receivables Purchase Agreement with a Transferor). A Credit Card Originator is "related" to a Transferor if Receivables arising in Accounts owned by that Credit Card Originator are sold, directly or indirectly, to that Transferor for purposes of transfer to the Trust.

     "Date of Processing" means, as to any transaction or receipt of Collections, the Business Day such transaction or receipt of Collections is first recorded on the Servicer's computer file of revolving credit accounts (without regard to the effective date of such recordation).

     "Defaulted Amount" means, for any Monthly Period, an amount (which shall not be less than zero) equal to (a) the amount of Principal Receivables which became Defaulted Receivables in such Monthly Period, minus (b) the amount of any Defaulted Receivables included in any Account the Receivables in which a Transferor or the Servicer became obligated to accept reassignment or assignment in accordance with this Agreement during such Monthly Period; provided that, if an Insolvency Event occurs with respect to any Transferor, the amount of such Defaulted Receivables which are subject to reassignment to such Transferor in accordance with this Agreement shall not be so subtracted and, if any of the events described in subsection 10.01(d) occur with respect to the Servicer, the amount of such Defaulted Receivables which are subject to reassignment or assignment to the Servicer in accordance with this Agreement shall not be so subtracted.

     "Defaulted Receivables" means, for any Monthly Period, all Principal Receivables which are charged off as uncollectible in such Monthly Period in accordance with the Credit Card Guidelines and the Servicer's customary and usual servicing procedures for servicing revolving credit account receivables comparable to the Receivables. A Principal Receivable shall become a Defaulted Receivable on the day on which such Principal Receivable is recorded as charged off on the Servicer's computer master file of accounts.

     "Defeased Series" is defined in subsection 12.04(a).

     "Definitive Certificates" is defined in Section 6.10.

     "Definitive Euro-Certificates" is defined in Section 6.13.

     "Depositaries" means the Person specified in the applicable
Supplement, in its capacity as depositary for the respective accounts of any Clearing Agency or any Foreign Clearing Agencies.

     "Depository Agreement" means, if applicable with respect to any Series or Class, the agreement among the Transferors, the Trustee and a Clearing Agency, or as otherwise provided in the related Supplement.

     "Designated Credit Card Originator" means each Credit Card Originator other than any Credit Card Originator for which the Rating Agency Condition is satisfied as to such Credit Card Originator not being a Designated Credit Card Originator.

     "Designated Transferor" means each Transferor other than any Transferor for which the Rating Agency Condition is satisfied as to such Transferor not being a Designated Transferor.


     "Determination Date" means, unless otherwise specified in the related Supplement, with respect to any Distribution Date, the third Business Day preceding such Distribution Date.

     "Discount Option Date" means each date on which a Discount
Percentage designated by one or more Transferors pursuant to
Section 2.11 takes effect.

     "Discount Option Receivables" is defined in Section 2.11. The aggregate amount of Discount Option Receivables outstanding on any Date of Processing occurring on or after the Discount Option Date shall equal the sum of (a) the aggregate Discount Option Receivables at the end of the prior Date of Processing (which amount, prior to the initial Discount Option Date, shall be zero) plus (b) any new Discount Option Receivables created on such Date of Processing minus (c) any Discount Option Receivables Collections received on such Date of Processing. Discount Option Receivables created on any Date of Processing means the product of the amount of any Principal Receivables created on such Date of Processing (without giving effect to the proviso in the definition of Principal Receivables) and the Discount Percentage.

     "Discount Option Receivable Collections" means on any Date of Processing occurring in any Monthly Period succeeding the Monthly Period in which the Discount Option Date occurs, the product of (a) a fraction the numerator of which is the Discount Option Receivables and the denominator of which is the sum of the Principal Receivables and the Discount Option Receivables in each case (for both the numerator and the denominator) at the end of the preceding Monthly Period and (b) Collections of Principal Receivables on such Date of Processing (without giving effect to the proviso in the definition of Principal Receivables).

     "Discount Percentage" means the percentages, if any, designated by the Transferors pursuant to Section 2.11.

     "Distribution Date" means, unless otherwise defined in a Supplement with respect to the related Series, the fifteenth day of each calendar month or, if such fifteenth day is not a Business
Day, the next succeeding Business Day.

     "Dollars" or "$" means United States Dollars.

     "Eligible Account" means a revolving credit card account or other revolving credit account owned by ANB, in the case of the Initial Accounts, or any Credit Card Originator, in the case of Additional Accounts, which account, as of the Trust Cut-Off Date with respect to an Initial Account or the related Addition Cut-Off Date with respect to an Additional Account:

     (a) is in existence and maintained by ANB, in the case of the Initial Accounts, or any Credit Card Originator, in the case of Additional Accounts;

     (b)  is payable in Dollars;

     (c) except as provided below, has not been identified as an account the credit card or cards with respect to which have been reported to the applicable Credit Card Originator as having been lost or stolen;

     (d) has, as its billing address, an address located in the United States or a United States military address; provided that an Account having as its most recent billing address an address that does not comply with the foregoing shall not be deemed to be ineligible pursuant to this clause (d) if, on the determination date, the aggregate number of all such Accounts is less than 2% of the aggregate number of all Accounts at such time;

     (e) has an Obligor who has not been identified by the applicable Credit Card Originator as an employee of such Credit
Card Originator or any of its Affiliates;

     (f) except as provided below, does not have any Receivables which are Defaulted Receivables; and

     (g) except as provided below, does not have any Receivables which have been identified by the applicable Credit Card Originator as having been incurred as a result of fraudulent use of any related credit card.

     Eligible Accounts may include Accounts, the Receivables of which have been written off, or with respect to which the related Transferor believes the related Obligor is bankrupt, or as to which certain Receivables have been identified by the Obligor as having been incurred as a result of fraudulent use of any credit cards, or as to which any credit cards have been reported to such Transferor as lost or stolen, in each case as of the Trust Cut-Off Date, with respect to the Initial Accounts, and as of the related Addition Cut-Off Date, with respect to Additional Accounts; provided that
(x) the balance of all Receivables included in such Accounts is reflected on the books and records of such Transferor (and is treated for purposes of this Agreement) as zero, and (y) charging privileges with respect to all such Accounts have been canceled in accordance with the relevant Credit Card Guidelines.

     "Eligible Deposit Account" means an account that is not evidenced by a certificate of deposit and that is either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic credit rating categories which signifies investment grade.

     "Eligible Institution" means (a) a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank) which at all times (i) has either (A) a long-term unsecured debt rating of A1 or better by Moody's or (B) a certificate of deposit rating of P-1 by Moody's, (ii) has either
(A) a long-term unsecured debt rating of AAA by Standard & Poor's or (B) a certificate of deposit rating of A-1+ by Standard & Poor's and (iii) is a member of the FDIC or (b) any other institution that is acceptable to each Rating Agency (as evidenced in writing in the case of Standard & Poor's). If so qualified, the Trustee or the Servicer may be considered an Eligible Institution for the purposes of this definition.

     "Eligible Investments" means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

     (a) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United
States of America;

     (b) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the Trust's investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be in the highest investment category of each Rating Agency;

     (c) commercial paper or other short-term obligations having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from each Rating Agency in its highest investment category;

     (d) notes or bankers' acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in clause (b) above;

     (e) investments in money market funds rated in the highest investment category by each Rating Agency or otherwise approved in writing by each Rating Agency;

     (f) time deposits, other than as referred to in clause (b) above, with a Person the commercial paper of which has a credit rating from each Rating Agency in its highest investment category; or

     (g)  any other investments approved in writing by each Rating
Agency.

     "Eligible Receivable" means each Receivable:

     (a)  which has arisen under an Eligible Account;

     (b) which was created in compliance with all Requirements of Law applicable to the related Credit Card Originator, the failure to comply with which would have a material adverse effect on Investor Holders, and pursuant to a Cardholder Agreement which complies with all Requirements of Law applicable to such Credit Card Originator, the failure to comply with which would have a material adverse effect on Investor Holders;

     (c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained or given by such Credit Card Originator in connection with the creation of such Receivable or the execution, delivery and performance by such Credit Card Originator of its obligations, if any, under the related Cardholder Agreement have been duly obtained or given and are in full force and effect as of such date of creation of such Receivable;

     (d) as to which, at the time of its transfer to the Trust, the related Transferor or the Trust will have good and marketable title thereto, free and clear of all Liens (other than any Lien for municipal or other local taxes if such taxes are not then due and payable or if such Transferor or the related Credit Card Originator is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto);

     (e) which has been the subject of either a valid transfer and assignment from such Transferor to the Trust of all such Transferor's right, title and interest therein or the grant of a first priority perfected security interest therein (and in the proceeds thereof);

     (f) which at and after the time of transfer to the Trust is the legal, valid and binding payment obligation of the Obligor thereon, legally enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

     (g) which constitutes either an account or a general intangible;

     (h) which, at the time of its transfer to the Trust, has not been waived or modified except as permitted in accordance with the Credit Card Guidelines and which waiver or modification is reflected in the Servicer's computer file of revolving credit accounts;

     (i) which, at the time of its transfer to the Trust, is not subject to any right of rescission, setoff, counterclaim or any other defense of the Obligor (including the defense of usury), other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or equity) or as to which the Servicer is required by Section 3.09 to make an adjustment;

     (j) as to which, at the time of its transfer to the Trust, the related Credit Card Originator has satisfied all obligations to be fulfilled by such Credit Card Originator at such time; and

     (k) as to which, at the time of its transfer to the Trust, neither such Credit Card Originator nor the related Transferor has taken any action which, or failed to take any action the omission of which, would, at the time of its transfer to the Trust, impair the rights of the Trust or the Holders therein.

     "Eligible Servicer" means the Trustee, or if the Trustee is not acting as Servicer, an entity which, at the time of its appointment as Servicer, (a) is servicing a portfolio of revolving credit accounts, (b) is legally qualified and has the capacity to service the Accounts, (c) is qualified to use the software that is then being used to service the Accounts or obtains the right to use, or has its own software, which is adequate to perform its duties under this Agreement, (d) has demonstrated the ability to professionally and competently service a portfolio of similar accounts in accordance with high standards of skill and care, and
(e) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.

     "Enhancement Agreement" means any agreement, instrument or document governing the terms of any Series Enhancement or pursuant to which any Series Enhancement is issued or outstanding.

     "Enhancement Investor Amount" is defined, if applicable to any Series, in the related Supplement.

     "ERISA" means the Employee Retirement Income Security Act of
1974.

     "Excess Finance Charge Collections" means, for any Group, all amounts that the related Supplements for all outstanding Series in that Group specify are to be treated as "Excess Finance Charge
Collections."

     "Excess Funding Account" is defined in Section 4.02.

     "Excess Funding Amount" means the amount on deposit in the Excess Funding Account (excluding investment earnings).

     "Exchange Act" means the Securities Exchange Act of 1934.

     "Exchange Date" means, with respect to any Series or Class initially evidenced by a Global Certificate, a date determined as provided in the related Supplement.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Finance Charge Receivables" means all amounts billed to the Obligors on any Account in respect of (i) Periodic Finance Charges,
(ii) annual membership fees and annual service charges, (iii) Late Fees, (iv) Overlimit Fees, (v) Cash Advance Fees, (vi) Discount Option Receivables, if any, (vii) all other fees and charges with respect to the Accounts designated by the Transferor to be included as Finance Charge Receivables. All Insurance Proceeds will be treated as Collections of Finance Charge Receivables. Collections of Finance Charge Receivables with respect to any Monthly Period shall be deemed to include Interchange as calculated pursuant to the related Supplement for any Series, any applicable Trust Yield Supplement Amount and any other amounts specified to be treated as collections of Finance Charge Receivables in this Agreement or any Supplement. Finance Charge Receivables shall also include the interest portion of Participation Interests as shall be determined pursuant to the applicable Participation Interest Supplement or Supplement.

     "Finance Charge Shortfalls" is defined, as to any Series, in the related Supplement.

     "FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

     "Foreign Clearing Agency" means Cedel Bank, societe anonyme and Morgan Guaranty Trust Company of New York, Brussels, Belgium office, as operator of the Euroclear System or any other foreign clearing agency identified in the related Supplement.

     "GAAP" means generally accepted accounting principles.

     "Global Certificate" is defined in subsection 6.13(a).

     "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Group" means, as to any Series, the group of Series, if any, in which the related Supplement specifies such Series is to be included.

     "Holder" means an Investor Holder or a Person in whose name any one of the Transferor Certificates is registered.

     "Ineligible Receivables" is defined in subsection 2.05(a).

     "Initial Account" means each MasterCard(R) and VISA(R) 1<F?> account established pursuant to a Cardholder Agreement identified in the Account Schedule delivered to the Trustee on or prior to the Initial Closing Date.

_______________
<F?>
  1   MasterCard and VISA are registered trademarks of MasterCard
      International Incorporated and of VISA USA, Inc., respectively.
      </F?>


     "Initial Closing Date" means __________, 1996.

     "Insolvency Event" means, with respect to any Person: such Person shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Person or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such Person; or such Person shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

     "Insolvency Proceeds" is defined in subsection 9.02(b).

     "Insurance Proceeds" means any amounts recovered by the Servicer pursuant to any credit insurance policies covering any Obligor with respect to Receivables under such Obligor's Account.

     "Interchange" means interchange fees payable to any Credit Card Originator, in its capacity as credit card issuer, through VISA or MasterCard in connection with cardholder charges for goods, services, and cash advances, as calculated pursuant to the related Supplement for any Series.

     "Investment Company Act" means the Investment Company Act of
1940.

     "Investor Amount" is defined, as to any Series and for any date, in the related Supplement.

     "Investor Certificates" means any certificated or uncertificated interest in the Trust designated as, or deemed to be, an "Investor Certificate" in the related Supplement.

     "Investor Holder" means the Person in whose name a Registered Certificate is registered in the Certificate Register or the bearer of any Bearer Certificate (or the Global Certificate, as the case may be) or Coupon.

     "Investor Interest" is defined in Section 4.01.

     "Late Fees" means amounts referred to as "late fees," "late charges" or "late payment fees" (or similar terms) in the Credit
Card Agreement applicable to any Account.

     "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, participation or equity interest, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing, excluding any lien or filing pursuant to this Agreement; provided that any assignment or transfer pursuant to subsection 6.03(c) or (d) or Section 7.02 shall not be deemed to constitute a Lien.

     "Manager" means the lead manager, manager or co-manager or Person performing a similar function with respect to an offering of Definitive Euro-Certificates.

     "MasterCard" means MasterCard International Incorporated.

     "Monthly Period" means, with respect to each Distribution
Date, unless otherwise provided in a Supplement, the period from and including the first day of the preceding calendar month to and including the last day of such calendar month.

     "Moody's" means Moody's Investors Service, Inc.

     "Notices" is defined in subsection 13.05(a).

     "Obligor" means, as to any Account, each Person obligated to make payments on such Account, including any guarantor thereof.

     "Officer's Certificate" means, unless otherwise specified in this Agreement, a certificate delivered to the Trustee signed by the Chairman of the Board, President, any Vice President or the Treasurer of a Transferor or the Servicer, as the case may be.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion and who shall be reasonably acceptable to the Trustee.

     "Overlimit Fees" means amounts referred to as "overlimit fees," "overlimit charges," or "exceeding the credit limit fees"
(or similar terms) in the Credit Card Agreement applicable to any Account.

     "Participating Transferor" is defined in subsection
2.08(c)(i).

     "Participation Interests" is defined in subsection
2.08(a)(ii).

     "Participation Interest Supplement" means a Supplement entered into pursuant to subsections 2.08(a)(ii) and 13.01(a) in connection with the conveyance of Participation Interests to the Trust.

     "Paying Agent" means any paying agent and co-paying agent appointed pursuant to Section 6.07 and shall initially be the Trustee; provided that if the Supplement for a Series so provides, a Paying Agent may be appointed with respect to such Series.

     "Pay Out Event" means, for each Series, a Trust Pay Out Event or a Series Pay Out Event.

     "Periodic Finance Charges" means amounts referred to as "finance charges" (or similar terms) in the Credit Card Agreement applicable to any Account.

     "Person" means any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

     "Principal Receivable" means all amounts charged by Obligors for merchandise, services and cash advances, but shall not include Finance Charge Receivables or Defaulted Receivables; provided that after the Discount Option Date, Principal Receivables on any Date of Processing thereafter means Principal Receivables as otherwise determined pursuant to this definition minus the amount of any Discount Option Receivables. Principal Receivables shall also include the principal portion of Participation Interests as shall be determined pursuant to the applicable Participation Interest Supplement or Supplement. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day. Any Receivables that the related Transferor is unable to transfer to the Trust shall not be included in calculating the aggregate amount of Principal Receivables, except as provided in Section 2.10.

     "Principal Shortfalls" is defined, as to any Series, in the related Supplement.

     "Principal Terms" means, as to any Series: (i) the name or designation; (ii) the initial Investor Amount, the Series Investor Amount and the Series Invested Amount (or method for calculating such amounts); (iii) the certificate rate (or method for the determination thereof); (iv) the payment date or dates and the date or dates from which interest shall accrue; (v) the method for allocating Collections to Holders of such Series; (vi) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (vii) the method of calculating the servicing fee with respect thereto; (viii) the terms of any form of Series Enhancement with respect thereto; (ix) the terms on which the Investor Certificates of such Series may be exchanged for Investor Certificates of another Series, repurchased by the Transferors or remarketed to other investors; (x) the Series Termination Date; (xi) the number of Classes of Investor Certificates of such Series and, if such Series consists of more than one Class, the rights and priorities of each such Class; (xii) the extent to which the Investor Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such Global Certificate or Certificates, the terms and conditions, if any, upon which such Global Certificate may be exchanged, in whole or in part, for Definitive Certificates, and the manner in which any interest payable on a temporary or Global Certificate will be paid); (xiii) whether the Investor Certificates of such Series may be issued as Bearer Certificates and any limitations imposed thereon; (xiv) the priority of such Series with respect to any other Series; (xv) the Group, if any, to which such Series belongs; and (xvi) any other terms of such Series.

     "Private Holder" means each holder of a right to receive interest or principal in respect of any direct or indirect interest in the Trust including any financial instrument or contract the value of which is determined in whole or in part by reference to the Trust (including the Trust's assets, income of the Trust or distributions made by the Trust), excluding any interest in the Trust represented by any Series or Class of Investor Certificates or any other interest as to which the Transferor has provided to the Trustee an Opinion of Counsel to the effect that such Series, Class or other interest will be treated as debt or otherwise not as an equity interest in either the Trust or the Receivables for federal income tax purposes, in each case, provided such interest is not convertible or exchangeable into an interest in the Trust or the Trust's income or equivalent value. Notwithstanding the immediately preceding sentence, "Private Holder" shall also include any other Person that the Transferor determines is (or may be) a "partner" within the meaning of Treasury Regulation section 1.7704-1(h)(1)(ii) (including by reason of Section 1.7704-1(h)(3)). Initially, the Private Holders include the holders of the Transferor Certificate or any interest therein, of any Enhancement Investor Amount, and of any similar interests in the Trust represented by any other Class of any Series of Certificates, and the Servicer. Any Person holding more than one interest in the Trust each of which separately would cause such Person to be a Private Holder shall be treated as a single Private Holder. Each holder of an interest in a Private Holder which is a partnership, S corporation or grantor trust under the Internal Revenue Code shall be treated as a Private Holder unless excepted with the consent of the Transferor (which consent shall be based on an Opinion of Counsel generally to the effect that the action taken pursuant to the consent will not cause the Trust to become a publicly traded partnership treated as a corporation for federal income tax purposes).

     "Rating Agency" means, as to any outstanding Series or Class, each statistical rating agency selected by the Transferors to rate the Investor Certificates of such Series or Class, as specified in the related Supplement.

     "Rating Agency Condition" means, as to any action, that each Rating Agency shall have notified the Transferors in writing that such action will not result in a reduction or withdrawal of the then current rating of any outstanding Series or Class with respect to which it is a Rating Agency.

     "Reassignment" is defined in Section 2.09.

     "Receivable" means any amount owing by the Obligor under an Account from time to time, including amounts owing for Principal Receivables and Finance Charge Receivables. A Receivable shall be deemed to have been created at the end of the day on the Date of Processing of such Receivable. Receivables which become Defaulted Receivables shall not be shown on the Servicer's records as amounts payable (and shall cease to be included as Receivables) on the day on which they become Defaulted Receivables.

     "Receivables Purchase Agreement" means any agreement entered into between a Credit Card Originator and a Transferor (or between either a Credit Card Originator or a Transferor and another Person that acts as an intermediate transferee of receivables originated by a Credit Card Originator) relating to receivables arising in revolving credit card accounts or other revolving credit accounts that are ultimately purchased by a Transferor and transferred to the Trust, as each may be amended, supplemented or otherwise modified from time to time.

     "Record Date" means, for any Distribution Date, the last
Business Day of the preceding Monthly Period, except as otherwise provided with respect to a Series in the related Supplement.

     "Registered Certificates" is defined in Section 6.01.

     "Registered Holder" means the Holder of a Registered
Certificate.

     "Removal Cut-Off Date" is defined in subsection 2.09(b).

     "Removal Date" is defined in subsection 2.09(a).

     "Removal Notice Date" is defined in subsection 2.09(a).

     "Removed Accounts" is defined in Section 2.09.

     "Required Designation Date" is defined in subsection 2.08(a).

     "Required Principal Balance" means, as of any date of determination, (a) the sum of the Series Invested Amounts for each Series outstanding on such date, minus (b) the Excess Funding
Amount.

     "Required Transferor Amount" means, as to any date, an amount equal to the result of (a) the product of the Required Transferor
Percentage and the aggregate amount of Principal Receivables plus
(or minus) (b) any amount specified in any Supplement.

     "Required Transferor Percentage" means [5]% (or, if different, the highest percentage specified in the Supplement for any outstanding Series); provided that the Transferors may increase or reduce the Required Transferor Percentage upon 30 days' prior notice to the Trustee and each Rating Agency, and in the case of a reduction, (x) satisfaction of the Rating Agency Condition with respect thereto and (y) delivery to the Trustee of a certificate of a Vice President or more senior officer of each Transferor stating that such Transferor reasonably believes that such reduction will not, based on the facts known to such officer at the time of such certification, then or thereafter have an Adverse Effect; provided further that the Required Transferor Percentage shall not at any time be reduced below 2% unless a Tax Opinion is delivered as to such reduction. For purposes of the foregoing, any Supplement that does not specify a different Required Transferor Percentage shall be deemed to specify a Required Transferor Percentage of [5]%. The Rating Agency Condition shall be deemed to have been satisfied with respect to a proposed decrease in the Required Transferor percentage if (i) the Transferors give each Rating Agency written notice of the contemplated decrease, and (ii) for a period of ten days after such notice is given, no Rating Agency shall have notified the Transferors in writing that such decrease will result in a reduction or withdrawal of the then current rating of any outstanding Series or Class with respect to which it is a Rating Agency.

     "Requirements of Law" with respect to any Person means the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local (including usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

     "Responsible Officer" means any officer within the Corporate Trust Office (or any successor group of the Trustee) including any Vice President, any Assistant Secretary, any Assistant Treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "RTC" means the Resolution Trust Corporation.

     "Series" means any series of Investor Certificates issued pursuant to a Supplement.

     "Series Account" means any deposit, trust, escrow or similar account maintained for the benefit of any Series or Class, as specified in any Supplement.

     "Series Enhancement" means the rights and benefits provided to the Investor Holders of any Series or Class pursuant to any letter of credit, surety bond, cash collateral account, cash collateral guaranty, spread account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement, interest rate cap agreement, currency swap agreement or other similar arrangement. The subordination of any Series or Class to another Series or Class shall be deemed to be a Series Enhancement.

     "Series Enhancer" means the Person or Persons providing any Series Enhancement, other than the Investor Holders of any Series or Class which is subordinated to another Series or Class.

     "Series Invested Amount" is defined, as to any Series, in the related Supplement.

     "Series Investor Amount" is defined, as to any Series, in the related Supplement.

     "Series Pay Out Event" is defined, as to any Series, in the related Supplement.

     "Series Percentage" is defined, as to Principal Receivables, Finance Charge Receivables and Defaulted Receivables, and any
Series, in the related Supplement.

     "Series Termination Date" means, as to any Series, the termination date for such Series specified in the related
Supplement.

     "Servicer" means initially ANB, in its capacity as Servicer pursuant to this Agreement, and thereafter any Person appointed
Successor Servicer as herein provided.

     "Servicer Default" is defined in Section 10.01.

     "Servicing Fee" is defined in Section 3.02.

     "Servicing Fee Rate" means, for any Series, the servicing fee rate specified in the related Supplement.

     "Servicing Officer" means any officer of the Servicer, or any attorney-in-fact of the Servicer, involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee by the Servicer from time to time.

     "Shared Principal Collections" means, for any Group, all amounts that the related Supplements for all outstanding Series in that Group specify are to be treated as "Shared Principal
Collections."

     "Specified Servicing Requirements" is defined in Section 3.06.

     "Standard & Poor's" means Standard and Poor's Ratings
Services, a division of The McGraw Hill Companies, Inc.

     "Successor Servicer" is defined in subsection 10.02(a).

     "Supplement" means a supplement to this Agreement, executed and delivered in connection with (a) the original issuance of the Investor Certificates of any Series pursuant to Section 6.03 or (b) the addition of a Participation Interest to the Trust Assets pursuant to subsections 2.08(a)(ii) and 13.01(a), in each case as amended, supplemented or otherwise modified from time to time.

     "Supplemental Certificate" is defined in subsection 6.03(c).

     "Tax Opinion" means, with respect to any action, an Opinion of Counsel to the effect that, (a) for Federal income tax purposes, such action will not adversely affect the tax characterization as debt of Investor Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (b) following such action the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (c) such action will not cause or constitute an event in which gain or loss would be recognized by any holder of Investor Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance.

     "Termination Notice" is defined in Section 10.01.

     "Transfer Agent and Registrar" is defined in Section 6.04.

     "Transfer Date" means the Business Day immediately preceding each Distribution Date.

     "Transferor" means, initially, ANB and also includes any Additional Transferor.

     "Transferor Amount" means, at any time on any date of determination, an amount equal to (a) the Trust Principal Balance, minus (b) the sum of the Series Invested Amounts for each outstanding Series at the end of such date of determination.

     "Transferor Certificates" means, collectively, the Advanta
Certificate and any outstanding Supplemental Certificates.

     "Transferors' Interest" is defined in Section 4.01.

     "Transferor Percentage" means, on any date of determination, when used with respect to Principal Receivables, Finance Charge
Receivables and Defaulted Receivables, a percentage equal to 100% minus the Aggregate Series Percentage with respect to such categories of Receivables.

     "Transfer Restriction Event" is defined in Section 2.10.

     "Transferred Account" is defined in the definition of "Account."

     "Trust" means the Advanta Gold Master Trust created by this Agreement.

     "Trust Assets" is defined in Section 2.01.

     "Trust Cut-Off Date" means _________ __, 1996.

     "Trust Documents" mean, as to any Transferor, this Agreement, the Supplements and any Receivables Purchase Agreement to which it is a party.

     "Trustee" means The Bank of New York, in its capacity as trustee on behalf of the Trust, or its successor in interest, or any successor trustee appointed as herein provided.

     "Trust Pay Out Event" means each event specified in subsection
9.01(a).

     "Trust Principal Balance" means, at any time on any date of determination, the sum of (a) the aggregate amount of Principal Receivables at the end of the day immediately prior to such date of determination, and (b) the Excess Funding Amount at such time on such date of determination.

     "Trust Yield Supplement Amount" means any amount designated as such by the Transferors in writing to the Servicer which amount does not otherwise constitute a Trust Asset and is deposited into the Collection Account.

     "UCC" means the Uniform Commercial Code as in effect in the State of Delaware or any other state or states where the filing of a financing statement is required to perfect the Trust's interest in the Receivables and the proceeds thereof or in any other specified jurisdiction.

     "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

     "Variable Interest" means either of (a) any Investor
Certificate that is designated as a variable funding certificate in the related Supplement and (b) any purchased interest sold as permitted by subsection 6.03(b).

     "Vice President" when used with respect to the Transferors or the Servicer means any vice president thereof whether or not designated by a number or word or words added before or after the title "vice president".

     "VISA" means VISA USA, Inc.

     "Zero Balance Account" means, as of any date of determination, an Account with a Receivable balance of zero and in which there has been no activity for the twelve calendar months preceding such date of determination.

     SECTION 1.02. Other Definitional Provisions. With respect to any Series, all terms used and not defined herein are used as defined in the related Supplement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document (including any Supplement) delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP; (b) terms defined in
Article 9 of the UCC as in effect in the State of New York are used as defined in that Article; (c) any reference to each Rating Agency shall only apply to any specific rating agency if such rating agency is then rating any outstanding Series; (d) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (e) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (f) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (g) the term "including" means "including without limitation"; (h) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (i) references to any Person include that Person's successors and assigns; (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; and (k) the definitions of terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. The agreements, representations and warranties in this Agreement of (x) each Transferor, in its capacity as a Transferor and (y) ANB, in its capacity as Servicer, shall be deemed to be such Persons's agreements, representations and warranties only so long as it remains a party to this Agreement in such capacity.

ARTICLE II     CONVEYANCE OF RECEIVABLES

     SECTION 2.01. Conveyance of Receivables. (a) Each Transferor hereby transfers, assigns, sets over and otherwise conveys to the Trustee, on behalf of the Trust, for the benefit of the Holders, all its right, title and interest in, to and under (i) the Receivables existing at the close of business on the Initial Closing Date, in the case of Receivables arising in the Initial Accounts, and on each Addition Date, in the case of Receivables arising in the Additional Accounts, and in each case thereafter created from time to time, (ii) all Interchange and Trust Yield Supplement Amounts allocable to the Trust as provided herein, in any Supplement or in any other document delivered pursuant to or in connection with this Agreement and (iii) all moneys due or to become due and amounts received with respect to, and all proceeds of, all of the foregoing. In addition, each Transferor that is a party to one or more Receivables Purchase Agreements grants to the Trustee, for the benefit of the Holders, a security interest in the remedies of such Transferor under each such Receivables Purchase Agreement. All of the foregoing property, together with all moneys on deposit in the Collection Account, the Excess Funding Account, the Series Accounts and any Series Enhancement shall constitute the assets of the Trust (the "Trust Assets"). The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, the Trustee, any Investor Holder or any Series Enhancer of any obligation of the Servicer or any Transferor, Credit Card Originator or other Person in connection with the Accounts or the Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchant clearance systems, VISA, MasterCard or insurers. The foregoing conveyance to the Trust shall be made to the Trustee, for the benefit of the Holders, and each reference in this Agreement to such conveyance shall be construed accordingly. If the conveyance made in the first sentence of this subsection 2.1(a) is not deemed to be an absolute assignment of the subject property to the Trustee, for the benefit of the Holders, then it shall be deemed to constitute a grant of a security interest in such property to the Trustee, for the benefit of the Investor Holders, and the Transferors' Interest shall be deemed to represent the Transferors' equity in the collateral granted.

     (b) The Transferors agree to record and file, at their own expense, financing statements (and continuation statements when applicable) with respect to the Receivables now existing and hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection of, the conveyance of the Receivables to the Trust, and to deliver a file stamped copy of each such financing statement or other evidence of such filing (which may, for purposes of this Section 2.01, consist of telephone confirmation of such filing) to the Trustee on or prior to the Initial Closing Date, in the case of Receivables arising in the Initial Accounts, and (if any additional filing is so necessary) the applicable Addition Date, in the case of Receivables arising in Additional Accounts. The Trustee shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such sale and assignment.

     (c) The Transferors further agree, at their own expense, (i) on or prior to (A) the Initial Closing Date, in the case of the Initial Accounts, (B) the applicable Addition Date, in the case of Additional Accounts, and (C) the applicable Removal Date, in the case of Removed Accounts, to indicate in the appropriate computer files that Receivables created in connection with the Accounts (other than Removed Accounts) have been conveyed to the Trust pursuant to this Agreement for the benefit of the Holders (or conveyed to the Transferors or their designees in the case of Removed Accounts) by including (or deleting in the case of Removed Accounts) in such computer files the code "25," "26," "27" or "28" (or any other code specified in an Assignment) in the PORTF_CD field of such computer files, and (ii) on or prior to the Initial Closing Date, each Addition Date and each Removal Date, as applicable, to deliver to the Trustee an Account Schedule containing a true and complete list of all such Accounts. Each Account Schedule shall be marked as Schedule 1 to this Agreement and is hereby incorporated into and made a part of this Agreement. Account Schedules may also be delivered to the Trustee from time to time to trace Transferred Accounts. Each Transferor agrees not to alter the codes or field referenced in clause (i) with respect to any Account during the term of this Agreement unless and until such Accounts become Removed Accounts or unless and until (x) the Transferors shall give written notice of any such alteration to the Trustee, such written notice to be as of the date of its receipt by the Trustee incorporated into and made part of this Agreement, and
(y) the Trustee and the Transferors shall execute and file any UCC financing statement or amendment thereof necessitated by such alteration.

     SECTION 2.02. Acceptance by Trustee. (a) The Trustee hereby acknowledges its acceptance on behalf of the Trust of all right, title and interest to the property, now existing and hereafter created, conveyed to the Trust pursuant to Section 2.01 and declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of all Holders. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Transferor delivered to the Trustee the Account Schedule relating to the Initial Accounts.

     (b) The Trustee hereby agrees not to disclose to any Person (or to any other department or operating division of the Trustee, other than the corporate trust department of the Trustee or, if the Trustee shall be appointed the Successor Servicer, such other departments or operating divisions of the Trustee as shall be necessary to fulfill its duties as Servicer), any of the account numbers or other information contained in the Account Schedules, except (i) to a Successor Servicer or as required by a Requirement of Law applicable to the Trustee, (ii) in connection with the performance of the Trustee's duties hereunder, (iii) in enforcing the rights of Holders or (iv) after consultation with the Transferors, as requested by any Person in connection with the financing statements filed pursuant to this Agreement. The Trustee also agrees not to use any of the foregoing information for any purpose other than for the purposes provided for in this Agreement. The Trustee agrees to take such measures as shall be reasonably requested by the Transferors to protect and maintain the security and confidentiality of such information and, in connection therewith, will allow the Transferors to inspect the Trustee's security and confidentiality arrangements from time to time during normal business hours. The Trustee shall provide the Transferors with notice five Business Days prior to any disclosure pursuant to this subsection 2.02(b).

     (c) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement or any Supplement.

     SECTION 2.03. Representations and Warranties of the
Transferors Relating to the Transferors. Each Transferor represents and warrants to the Trust as of each Closing Date that:

     (a) Organization and Good Standing. Such Transferor is a national banking association or corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its organization or incorporation, and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, to execute, deliver and perform its obligations under its Trust Documents and, in the case of ANB, to execute and deliver to the Trustee the Certificates pursuant hereto.

     (b) Due Qualification. Such Transferor is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals with respect to such Transferor, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would render any Cardholder Agreement relating to an Account owned by such Transferor or any Receivable transferred to the Trust by such Transferor unenforceable by such Transferor, the Servicer or the Trustee or would have a material adverse effect on the interests of the Holders hereunder or under any Supplement; provided that no representation or warranty is made with respect to any qualification, licenses or approvals which the Trustee has or may be required at any time to obtain, if any, in connection with the transactions contemplated hereby.

     (c) Due Authorization. The execution, delivery and performance by such Transferor of its Trust Documents and, in the case of ANB, the execution and delivery to the Trustee of the Certificates and the consummation by such Transferor of the transactions provided for in its Trust Documents have been duly authorized by such Transferor by all necessary corporate action on the part of such Transferor, and each of its Trust Documents will remain, from the time of its execution, an official record of such Transferor.

     (d) No Conflict. The execution and delivery by such Transferor of its Trust Documents and, in the case of ANB, the Certificates, the performance by such Transferor of the transactions contemplated by its Trust Documents and the fulfillment by such Transferor of the terms hereof and thereof will not conflict with, result in any breach of any of the material terms of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other material instrument to which such Transferor is a party or by which it or any of its properties are bound.

     (e) No Violation. The execution and delivery by such Transferor of its Trust Documents and, in the case of ANB, the Certificates, the performance by such Transferor of the transactions contemplated by its Trust Documents and the fulfillment by such Transferor of the terms hereof and thereof will not conflict with or violate any Requirements of Law applicable to such Transferor.

     (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of such Transferor, threatened against such Transferor, before any Governmental Authority (i) asserting the invalidity of its Trust Documents or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by its Trust Documents or the Certificates, (iii) seeking any determination or ruling that, in the reasonable judgment of such Transferor, would materially and adversely affect the performance by such Transferor of its obligations under its Trust Documents, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of its Trust Documents or the Certificates or (v) seeking to affect adversely the income tax attributes of the Trust under the Federal or Delaware income or franchise tax systems.

     (g) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Governmental Authority or other Person required in connection with the execution and delivery by such Transferor of its Trust Documents and, in the case of ANB, the Certificates, the performance by such Transferor of the transactions contemplated by its Trust Documents and the fulfillment by such Transferor of the terms hereof and thereof, have been obtained; provided that such Transferor makes no representation or warranty regarding state securities or "blue sky" laws in connection with the distribution of the Certificates.

     (h)  Insolvency. No Insolvency Event with respect to such
Transferor has occurred and the transfer of the Receivables by such Transferor to the Trust has not been made in contemplation of the occurrence thereof.

     (i) FDIC Insurance. Such Transferor either is an insured institution for purposes of the Federal Deposit Insurance Act or is in compliance with the terms of Exhibit H.

     The representations and warranties of each Transferor set forth in this Section 2.03 shall survive the transfer and assignment by such Transferor of its Receivables to the Trust. Upon discovery by such Transferor, the Servicer or the Trustee of a breach of any of the representations and warranties by such Transferor set forth in this Section 2.03, the party discovering such breach shall give prompt written notice to the others. Such Transferor agrees to cooperate with the Servicer and the Trustee in attempting to cure any such breach. For purposes of the representations and warranties set forth in this Section 2.03, each reference to a Supplement shall be deemed to refer only to those Supplements in effect as of the relevant Closing Date.

     SECTION 2.04. Representations and Warranties of the Transferors Relating to this Agreement and the Receivables. (a) Representations and Warranties. Each Transferor represents and warrants to the Trust as of each Closing Date and, with respect to Additional Accounts the Receivables in which are being transferred by such Transferor to the Trust, as of the related Addition Date that:

          (i) its Trust Documents and, in the case of Additional Accounts the Receivables in which are being transferred by such Transferor to the Trust, the related Assignment, each constitutes a legal, valid and binding obligation of such Transferor enforceable against such Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and, if applicable, the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

          (ii) as of the Initial Closing Date and as of the related Addition Date with respect to Additional Accounts the Receivables in which are being transferred by such Transferor to the Trust, Schedule 1 to this Agreement, as supplemented on such date, is an accurate and complete listing in all material respects of all the Accounts owned by such Transferor as of the Trust Cut-Off Date or such Addition Cut-Off Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Receivables existing in such Accounts is true and correct in all material respects as of the Trust Cut-Off Date or such Addition Cut-Off Date, as the case may be;

          (iii) each Receivable conveyed to the Trust by such Transferor has been conveyed to the Trust free and clear of any Lien of any Person claiming through or under such Transferor or any of its Affiliates (other than Liens permitted under subsection 2.07(b));

          (iv) all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by such Transferor in connection with the conveyance by such Transferor of Receivables to the Trust have been duly obtained, effected or given and are in full force and effect; and each Receivable conveyed to the Trust by such Transferor has been conveyed in compliance, in all material respects, with all Requirements of Law applicable to such Transferor;

          (v) either this Agreement or, in the case of Additional Accounts, the related Assignment constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of such Transferor in the Receivables conveyed to the Trust by such Transferor and the proceeds thereof or, if this Agreement or, in the case of Additional Accounts, the related Assignment does not constitute a sale of such property, it constitutes a grant of a security interest in such property to the Trustee, for the benefit of the Investor Holders, which, in the case of existing Receivables and the proceeds thereof, is enforceable upon execution and delivery of this Agreement or, with respect to then existing Receivables in Additional Accounts, as of the applicable Addition Date, and which will be enforceable with respect to such Receivables hereafter and thereafter created and the proceeds thereof upon such creation. Upon the filing of the financing statements pursuant to Sections 2.01 and 2.08 and, in the case of Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Trustee, for the benefit of the Investor Holders, shall have a first priority perfected security or ownership interest in such property and (subject to Section 9-306 of the UCC) proceeds except for (x) Liens permitted under subsection 2.07(b), (y) the interests of the Transferors as Holders of the Advanta Certificate and the interests of the Holder of any Supplemental Certificate, and (z) the Transferors' right, if any, to interest accruing on and investment earnings, if any, in respect of the Collection Account or any Series Account, as provided in this Agreement or the related Supplement;

          (vi) except as expressly provided in this Agreement or any Supplement, neither such Transferor nor any Person claiming through or under such Transferor has any claim to or interest in the Collection Account, the Excess Funding
     Account, any Series Account or any Series Enhancement;

          (vii) on the Trust Cut-Off Date, each Initial Account owned by such Transferor is an Eligible Account; and, on the applicable Addition Cut-Off Date, each related Additional Account owned by such Transferor or a related Credit Card Originator is an Eligible Account;

          (viii) on the Trust Cut-Off Date, each Receivable then existing in an Account owned by such Transferor is an Eligible Receivable; and, on the applicable Addition Cut-Off Date, each Receivable contained in any related Additional Accounts owned by such Transferor or a related Credit Card Originator is an Eligible Receivable;

          (ix) as of the date of the creation of any new Receivable in an Account owned by such Transferor or a related Credit
     Card Originator, such Receivable is an Eligible Receivable;
     and

          (x) no selection procedure has been used by such Transferor (or, based upon representations and warranties in the applicable Receivables Purchase Agreement, by any related Credit Card Originator) which such Transferor reasonably believes would result in a selection of Initial Accounts or Additional Accounts (from among the available Eligible Accounts owned by such Transferor or a related Credit Card Originator on the Trust Cut-Off Date or the applicable Addition Cut-Off Date, as the case may be) that would be materially adverse to the interests of the Investor Holders.

On each day on which any new Receivable is created and conveyed to the Trust, the related Transferor shall be deemed to represent and warrant as to the matters specified in clauses (iii), (iv), (v) and
(ix) with respect to that Receivable.

     (b) Notice of Breach. The representations and warranties of each Transferor set forth in this Section 2.04 shall survive the transfer and assignment by such Transferor of Receivables to the Trust. Upon discovery by such Transferor, the Servicer or the Trustee of a breach of any of the representations and warranties by such Transferor set forth in this Section 2.04, the party discovering such breach shall give prompt written notice to the others. Each Transferor agrees to cooperate with the Servicer and the Trustee in attempting to cure any such breach by such Transferor. For purposes of the representations and warranties set forth in this Section 2.04, each reference to a Supplement shall be deemed to refer only to those Supplements in effect as of the date of the relevant representations or warranties.

     SECTION 2.05. Reassignment of Ineligible Receivables. (a) Reassignment. If (i) any representation or warranty of a Transferor contained in subsection 2.04(a)(ii), (iv), (vii), (viii), (ix) or
(x) is not true and correct in any material respect as of the date specified therein (or in the final sentence of subsection 2.04(a)) with respect to any Receivable transferred to the Trust by such Transferor or an Account owned by such Transferor and as a result of such breach any Receivables in the related Account become Defaulted Receivables or the Trust's rights in, to or under such Receivables or the proceeds of such Receivables are impaired or such proceeds are not available for any reason to the Trust free and clear of any Lien, unless cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Trustee) after the earlier to occur of the discovery thereof by such Transferor or receipt by such Transferor of notice thereof given by the Trustee, (ii) any representation or warranty of a Transferor contained in subsection 2.04(a)(iii) is not true and correct in any material respect as of the date specified therein (or in the final sentence of subsection 2.04(a)) with respect to any Receivable transferred to the Trust by such Transferor or an Account owned by such Transferor and as a result of such breach any Receivables in the related Account become Defaulted Receivables or the Trust's rights in, to or under such Receivables or the proceeds of such Receivables are impaired or such proceeds are not available for any reason to the Trust free and clear of any Lien, upon the earlier to occur of the discovery of such breach or event by the relevant Transferor or the Servicer or receipt by that Transferor of written notice of such breach or event given by the Trustee, or
(iii) it is so provided in subsection 2.07(a) with respect to any Receivables transferred to the Trust by such Transferor, then such Transferor shall accept reassignment of all Receivables in the related Account ("Ineligible Receivables") on the terms and conditions set forth in paragraph (b); provided that, in the case of clauses (i) and (iii) such Receivables will not be deemed to be Ineligible Receivables and will not be reassigned to such Transferor if, on any day prior to the end of such 60-day or longer period, (x) either (A) in the case of an event described in clause
(i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day or (B) in the case of an event described in clause (iii) the circumstances causing such Receivable to become an Ineligible Receivable shall no longer exist and (y) such Transferor shall have delivered to the Trustee an Officer's Certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.

     (b) Price of Reassignment. The Servicer shall deduct the portion of the Ineligible Receivables reassigned to a Transferor which are Principal Receivables from the aggregate amount of Principal Receivables used to calculate the Transferor Amount, the Series Percentages and any other percentage used to allocate within or among Series that is applicable to any Series. If, following the exclusion of such Principal Receivables from the calculation of the Transferor Amount, the Transferor Amount would be less than the Required Transferor Amount, not later than 12:00 noon, New York City time, on the first Distribution Date following the Monthly Period in which such reassignment obligation arises, the relevant Transferor shall make a deposit into the Excess Funding Account in immediately available funds in an amount equal to the amount by which the Transferor Amount would be reduced below the Required Transferor Amount (up to the amount of such Principal Receivables).

     Upon the deposit, if any, required to be made to the Excess Funding Account as provided in this Section and the reassignment of Ineligible Receivables, the Trustee, on behalf of the Trust, shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the relevant Transferor or its designee, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Ineligible Receivables, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the relevant Transferor to effect the conveyance of Ineligible Receivables pursuant to this Section. The obligation of a Transferor to accept reassignment of any Ineligible Receivables, and to make the deposits, if any, required to be made to the Excess Funding Account as provided in this Section, shall constitute the sole remedy respecting the event giving rise to such obligation available to Holders (or the Trustee on behalf of the Holders).

     SECTION 2.06. Reassignment of Receivables in Trust Portfolio. If any representation or warranty of a Transferor set forth in subsection 2.03(a) or (c) or subsection 2.04(a)(i), (v) or (vi) is not true and correct in any material respect and such breach has a material adverse effect on the Investor Interest in the Receivables transferred to the Trust by such Transferor, then either the Trustee or the Holders of Investor Certificates evidencing more than 50% of the Aggregate Investor Amount, by notice then given to such Transferor and the Servicer (and to the Trustee if given by the Investor Holders), may direct each Transferor to accept a reassignment of the Receivables transferred to the Trust by such Transferor if such breach and any material adverse effect caused by such breach is not cured within 60 days of such notice (or within such longer period, not in excess of 150 days, as may be specified in such notice), and upon those conditions each Transferor shall be obligated to accept such reassignment on the terms set forth below; provided that such Receivables will not be reassigned to the Transferors if, on any day prior to the end of such 60-day or longer period (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) the relevant Transferor shall have delivered to the Trustee a certificate of an authorized officer describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.

     Each Transferor shall deposit in the Collection Account in immediately available funds not later than 12:00 noon, New York City time, on the first Distribution Date following the Monthly Period in which such reassignment obligation arises, in payment for such reassignment, an amount equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Supplement. Notwithstanding anything to the contrary in this Agreement, such amounts shall be distributed on such Distribution Date in accordance with Article IV and each Supplement.

     Upon the deposit, if any, required to be made to the Collection Account as provided in this Section and the reassignment of the Receivables, the Trustee, on behalf of the Trust, shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the relevant Transferor or its designee, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Receivables, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the relevant Transferor to effect the conveyance of such Receivables pursuant to this Section. The obligation of a Transferor to accept reassignment of any Receivables, and to make the deposits, if any, required to be made to the Collection Account as provided in this section, shall constitute the sole remedy respecting the event giving rise to such obligation available to Holders (or the Trustee on behalf of the Holders) or any Series Enhancer.

     SECTION 2.07. Covenants of the Transferors. Each Transferor covenants as follows:

     (a) Receivables to be Accounts or General Intangibles. Except in connection with the enforcement or collection of a Receivable, such Transferor will take no action to cause any Receivable transferred by it to the Trust to be evidenced by any instrument or chattel paper and, if any such Receivable is so evidenced, it shall be deemed to be an Ineligible Receivable in accordance with subsection 2.05(a) and shall be reassigned to such Transferor in accordance with subsection 2.05(b); provided that Receivables evidenced by notes taken from Obligors in the ordinary course of business of the Servicer's collection efforts shall not be deemed Ineligible Receivables solely as a result thereof.

     (b) Security Interests. Except for the conveyances hereunder, such Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable transferred by it to the Trust, whether now existing or hereafter created, or any interest therein; and such Transferor shall defend the right, title and interest of the Trust in, to and under such Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under such Transferor; provided that nothing in this subsection 2.07(b) shall prevent or be deemed to prohibit such Transferor from suffering to exist upon any of the Receivables transferred by it to the Trust any Liens for municipal or other local taxes if such taxes shall not at the time be due and payable or if such Transferor or the related Credit Card Originator shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

     (c) Transferors' Interest. Except for the conveyances hereunder, in connection with any transaction permitted by Section
7.02 and as provided in Sections 2.12 and 6.03, such Transferor agrees not to transfer, assign, exchange or otherwise convey or pledge, hypothecate or otherwise grant a security interest in the Transferors' Interest represented by the Advanta Certificate or any Supplemental Certificate, and any such attempted transfer, assignment, exchange, conveyance, pledge, hypothecation or grant shall be void.

     Notwithstanding the foregoing paragraph, the Transferors may pledge, hypothecate or otherwise grant a security interest in any (or any portion of) the Transferor Certificates to the Federal Reserve Bank of Philadelphia and the Federal Home Loan Bank of Pittsburgh; provided that such pledge, hypothecation, or grant may not be used as an artifice or device to avoid or limit the foregoing prohibition on transfer; provided further that under no circumstances may the Transferors pledge, hypothecate, or otherwise grant a security interest in any of their rights in the Transferor Certificates other than the right to receive cash payments in respect of such Transferor Certificates as provided in this Agreement or any Supplement.

     (d) Delivery of Collections. If such Transferor receives Collections, such Transferor agrees to pay the Servicer all such Collections as soon as practicable after receipt thereof but in no event later than two Business Days after the Date of Processing by the Servicer.

     (e) Notice of Liens. Such Transferor shall notify the Trustee promptly after becoming aware of any Lien on any Receivable other than the conveyances hereunder or Liens permitted under subsection 2.07(b).

     (f) Periodic Finance Charges and Other Fees. Such Transferor hereby agrees that it shall not (or shall enforce covenants in any applicable Receivables Purchase Agreements restricting the right of any related Credit Card Originator to), except as otherwise required by any Requirement of Law, or as is deemed by such Transferor or the related Credit Card Originator in its sole discretion to be necessary in order for such Transferor or the related Credit Card Originator to maintain its lending business on a competitive basis based on a good faith assessment by such Transferor or the related Credit Card Originator of the nature of its competition in the lending business, at any time reduce the annual percentage rate of the Periodic Finance Charges assessed on the Receivables transferred by such Transferor to the Trust or other fees charged on any of the Accounts owned by it if, as a result of any such reduction, either (i) such Transferor's or the related Credit Card Originator's reasonable expectation is that such reduction will cause a Series Pay Out Event to occur or (ii) such reduction is not also applied to any comparable segments of revolving credit accounts owned by such Transferor or the related Credit Card Originator which have characteristics the same as, or substantially similar to, such Accounts (except as otherwise restricted by an affinity, endorsement, sponsorship or other agreement between such Transferor or the related Credit Card Originator and an unrelated third party or by the applicable credit card agreements).

     (g) Cardholder Agreements and Credit Card Guidelines. Such Transferor shall (or shall enforce covenants in any applicable Receivables Purchase Agreement restricting the right of any related Credit Card Originator to) comply with and perform its obligations under the Cardholder Agreements relating to the Accounts owned by it and its Credit Card Guidelines and all applicable rules and regulations of MasterCard and VISA or their respective substantial equivalents except insofar as any failure so to comply or perform would not materially and adversely affect the rights of the Trust or the Holders hereunder. Subject to compliance with all Requirements of Law, such Transferor may change (or permit the related Credit Card Originator to change) the terms of the Cardholder Agreements or the Credit Card Guidelines with respect to any of the Accounts owned by it in any respect (including the calculation of the amount, or the timing, of charge-offs and the Periodic Finance Charges and other fees to be assessed thereon) only if in the reasonable judgment of such Transferor (or the related Credit Card Originator) such change is made applicable to any comparable segment of the revolving credit accounts owned by such Transferor (or the related Credit Card Originator) which have characteristics the same as, or substantially similar to, such Accounts (except as otherwise restricted by an affinity, endorsement, sponsorship or other agreement between such Transferor or the related Credit Card Originator and an unrelated third party or by the applicable credit card agreements).

     (h) MasterCard and VISA. Such Transferor, to the extent applicable to Accounts owned or serviced by such Transferor, shall use its best efforts to remain, either directly or indirectly, a member in good standing of the MasterCard system, the VISA system and any other similar entity's or organization's system relating to any other type of revolving credit accounts included as Accounts.

     (i) Interchange. With respect to any Distribution Date, on or prior to the last day of the preceding Monthly Period, the Transferor shall notify the Servicer of the amount of Interchange on its Accounts required to be included as Collections of Finance Charge Receivables with respect to such Monthly Period, which amount for any Series shall be specified in the related Supplement. Not later than 12:00 noon, New York City time, on each Transfer Date, the Transferor shall deposit into the Collection Account, if necessary, in immediately available funds, the amount of Interchange to be so included as Collections of Finance Charge Receivables with respect to such Monthly Period.

     (j) Corporate Separateness. Each Transferor that is not a national banking association, a bank or other entity which is not subject to Title 11 of the United States Code shall comply with the requirements set forth in Exhibit H.

     SECTION 2.08. Addition of Accounts. (a)  Required Additions.
(i) If on any Determination Date, as of the close of business on the last day of the preceding Monthly Period, either (A) the Transferor Amount is less than the Required Transferor Amount or
(B) the aggregate amount of Principal Receivables is less than the Required Principal Balance, the Transferors shall on or prior to the close of business on the 10th Business Day following such Determination Date (the "Required Designation Date"), unless the Transferor Amount is at least equal to the Required Transferor Amount or the aggregate amount of Principal Receivables is at least equal to the Required Principal Balance, as the case may be, in either case as of the close of business on any day after the last day of such Monthly Period and prior to the Required Designation Date, designate additional Eligible Accounts to be included as Accounts as of the Required Designation Date or any earlier date in a sufficient amount such that, after giving effect to such addition, the Transferor Amount as of the close of business on the applicable Addition Date is at least equal to the Required Transferor Amount on such date and the aggregate amount of Principal Receivables is at least equal to the Required Principal Balance on such date. The failure of any condition set forth in paragraph (c), as the case may be, shall not relieve the Transferors of their obligation pursuant to this paragraph. The failure of the Transferors to transfer Receivables to the Trust as provided in this clause (i) solely as a result of the unavailability of a sufficient amount of Eligible Receivables shall not constitute a breach of this Agreement, but any such failure which has not been timely cured may nevertheless result in the occurrence of a Pay Out Event.

     (ii) In lieu of, or in addition to, designating Additional Accounts pursuant to clause (i), the Transferors may, subject to the conditions specified in paragraph (c), convey to the Trust participations (including 100% participations) representing undivided interests in a pool of assets primarily consisting of revolving credit card receivables, other revolving credit account receivables, loan receivables (secured and unsecured), and any interests in any of the foregoing, including securities representing or backed by such receivables, and other self-liquidating financial assets (including any "eligible assets" as such term is defined in Rule 3a-7 under the Investment Company Act) owned by a Transferor or any Affiliate of any Transferor and collections thereon ("Participation Interests"). The addition of Participation Interests in the Trust pursuant to this paragraph (a) or paragraph (b) shall be effected by a Participation Interest Supplement, dated the applicable Addition Date and entered into pursuant to subsection 13.01(a).

     (b) Restricted Additions. Each Transferor may from time to time, at its sole discretion, subject to the conditions specified below, designate additional Eligible Accounts to be included as Accounts or Participation Interests to be included as Trust Assets, in either case as of the applicable Addition Date.

     (c) Conditions to Required and Restricted Additions. On the Addition Date with respect to any Additional Accounts or Participation Interests designated pursuant to subsection 2.08(a),
(b) or (d), the Receivables in such Additional Accounts shall be transferred to the Trust (and such Additional Accounts shall be deemed to be Accounts for purposes of this Agreement) or such Participation Interests shall be transferred to the Trust, in each case as of the close of business on the applicable Addition Date, subject to the satisfaction of the following conditions:

          (i) except in the case of an Addition of Automatic Additional Accounts (as to which no prior notice is required), on or before the tenth Business Day immediately preceding the Addition Date, each Transferor which owns (or directly or indirectly purchases Receivables from a Credit Card Originator that owns) any such Additional Account or is transferring any such Participation Interest to the Trust (a "Participating Transferor") shall have given the Trustee, the Servicer and each Rating Agency written notice that the Additional Accounts or Participation Interests will be included and specifying the applicable Addition Date, the Addition Cut-Off Date, and the approximate number of accounts expected to be added and the approximate aggregate balances expected to be outstanding in the accounts to be added (in the case of Additional Accounts);

          (ii)  in the case of Additional Accounts, the
     Participating Transferors shall have delivered to the Trustee copies of UCC-1 financing statements covering such Additional Accounts, if necessary to perfect the Trust's interest in the Receivables arising therein;

          (iii) as of each of the Addition Cut-Off Date and the Addition Date, no Insolvency Event with respect to the Participating Transferor shall have occurred nor shall the transfer of the Receivables arising in the Additional Accounts or of the Participation Interests to the Trust have been made in contemplation of the occurrence thereof;

          (iv) except in the case of an Addition pursuant to subsection 2.08(a)(i) or (d), the Rating Agency Condition shall have been satisfied;

          (v) each Participating Transferor shall have delivered to the Trustee an Officer's Certificate, dated the Addition Date, stating that (A) in the case of Additional Accounts, as of the applicable Addition Cut-Off Date, the Additional Accounts are all Eligible Accounts, (B) to the extent applicable, the conditions set forth in clauses (ii) through
     (iv) above have been satisfied and (C) such Participating Transferor reasonably believes that (1) the addition by such Participating Transferor of the Receivables arising in the Additional Accounts or of the Participation Interests to the Trust will not, based on the facts known to such officer at the time of such addition, then or thereafter cause a Pay Out Event to occur with respect to any Series and (2) in the case of Additional Accounts, no selection procedure was used by such Participating Transferor or a related Credit Card Originator which would result in a selection of Additional Accounts (from among the available Eligible Accounts owned by such Participating Transferor or the related Credit Card Originator) that would be materially adverse to the interests of the Investor Holders of any Series as of the Addition Date (it being understood that the selection of Accounts based upon the fact that they are subject to a low introductory interest rate shall be deemed not to be materially adverse to the interests of Investor Holders of any Series);

          (vi) except in the case of an Addition of Automatic Additional Accounts (as to which the final paragraph of subsection 2.08(d) will apply), the Participating Transferors shall have delivered to the Trustee and each Rating Agency an Opinion of Counsel, which counsel shall be outside counsel, dated the Addition Date, in accordance with subsection 13.02(d);

          (vii) in the case of designation of Additional Accounts, the Participating Transferors shall have delivered to the Trustee (A) an Account Schedule with respect to such Additional Accounts and (B) a duly executed, written assignment (including an acceptance by the Trustee for the benefit of the Holders), substantially in the form of Exhibit B (an "Assignment"); and

          (viii) unless the Rating Agency Condition is satisfied, the number of Additional Accounts designated pursuant to subsection 2.08(a) with respect to any of the three consecutive Monthly Periods commencing in January, April, July and October of each calendar year, commencing in October 1, 1996, shall not exceed 15% of the number of Accounts as of the first day of the calendar year during which such Monthly Periods commence (or, if later, the Trust Cut-off Date) and the number of Additional Accounts designated pursuant to subsection 2.08(a) during any calendar year shall not exceed 20% of the number of Accounts as of the first day of such calendar year (or, if later, the Trust Cut-Off Date).

     (d) Automatic Account Additions. Each Transferor may from time to time, at its sole discretion, subject to and in compliance with the limitations and applicable conditions specified in subsection 2.08(c) and below, designate Eligible Accounts ("Automatic Additional Accounts") to be included as Accounts as of the applicable Addition Date. Unless the Rating Agency Condition is satisfied, (i) no Automatic Additional Account owned by a Credit Card Originator which is not ANB or an Affiliate of ANB may be designated to the Trust if, after giving effect to such designation, the aggregate amount of Principal Receivables which arose from Accounts owned by Credit Card Originators which are not ANB and its Affiliates represents more than 50% of the aggregate Principal Receivables at such time, and (ii) the number of Automatic Additional Accounts designated with respect to any of the three consecutive Monthly Periods commencing in January, April, July and October of each calendar year, commencing in October 1, 1996, shall not exceed 15% of the number of Accounts as of the first day of the calendar year (or, if later, the Trust Cut-Off Date) during which such Monthly Periods commence and the number of Automatic Additional Accounts designated during any such calendar year shall not exceed 20% of the number of Accounts as of the first day of such calendar year (or, if later, the Trust Cut-Off Date).

     Within 30 days after the Addition Date for any Automatic Additional Accounts, the Transferors shall deliver to the Trustee and each Rating Agency an Opinion of Counsel (which counsel shall be outside counsel) in accordance with subsection 13.02(d) as to the Automatic Additional Accounts included as Accounts on such Addition Date, confirming the validity and perfection of the transfer of Receivables in such Automatic Additional Accounts. If such Opinion of Counsel with respect to any Automatic Additional Accounts is not so received, the right of the Transferors to designate Automatic Additional Accounts will be suspended until such time as the Rating Agency Condition is satisfied as to the resumed designation of Automatic Additional Accounts. If the Transferors are unable to deliver an Opinion of Counsel with respect to any Automatic Additional Account, such inability shall be deemed to be a breach of the representation in subsection 2.04(a)(viii) with respect to the Receivables in such Automatic Additional Account for purposes of Section 2.05; provided that the cure period for such breach shall not exceed 30 days.

     (e) In each circumstance in which any action permitted by this
Section 2.08 is contingent upon the satisfaction of the Rating Agency Condition, the Rating Agency Condition shall be deemed to have been satisfied if (i) the Transferors give each Rating Agency written notice of the contemplated action, and (ii) for a period of ten days after such notice is given, no Rating Agency shall have notified the Transferors in writing that such action will result in a reduction or withdrawal of the then current rating of any outstanding Series or Class with respect to which it is a Rating Agency.

     SECTION 2.09. Removal of Accounts and Participation Interests. On any day of any Monthly Period each Transferor shall have the right to require the reassignment to it or its designee of all the Trust's right, title and interest in, to and under the Receivables then existing and thereafter created, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to Accounts owned and designated by such Transferor (the "Removed Accounts") or Participation Interests designated by the Transferor, upon satisfaction of the following conditions:

     (a) on or before the fifth Business Day immediately preceding the Removal Date (the "Removal Notice Date"), such Transferor shall have given the Trustee, the Servicer, each Rating Agency and any Series Enhancer written notice of such removal, specifying the date for removal of the Removed Accounts or Participation Interests (the "Removal Date");

     (b) with respect to Removed Accounts, on or prior to the date that is ten Business Days after the Removal Date, such Transferor shall have amended Schedule 1 by delivering to the Trustee an Account Schedule containing a true and complete list of the Removed Accounts and related information, as of the last day of the Monthly Period preceding the Removal Notice Date (the "Removal Cut-Off Date");

     (c) with respect to Removed Accounts, such Transferor shall have represented and warranted as of the Removal Date that the list of Removed Accounts delivered pursuant to paragraph (b), as of the Removal Cut-Off Date, is true and complete in all material respects;

     (d) the Rating Agency Condition shall have been satisfied with respect to such removal;

     (e) such Transferor shall have delivered to the Trustee an Officer's Certificate, dated the Removal Date, to the effect that such Transferor reasonably believes that (i) such removal will not, based on the facts known to such officer at the time of such certification, then or thereafter cause a Pay Out Event to occur with respect to any Series, (ii) no selection procedure was used by such Transferor which would result in a selection of Removed Accounts or Participation Interests that would be materially adverse to the interests of the Investor Holders of any Series as of the Removal Date (it being understood that the selection of Accounts based upon the fact that they no longer are subject to a low introductory interest rate shall be deemed not to be materially adverse to the interests of Investor Holders of any Series) and
(iii) after giving effect to such removal, the Transferor Amount will not be less than the Required Transferor Amount and the aggregate outstanding balance of Principal Receivables will not be less than the Required Principal Balance; and

     (f) as of the Removal Cut-Off Date, no more than 10% of the Receivables outstanding are more than thirty days Contractually
Delinquent.

     Notwithstanding the foregoing, any Transferor may designate
Removed Accounts which are Zero Balance Accounts on a Removal Date without satisfying any of the conditions set forth in clauses (a),
(d), (e), or (f).

     Upon satisfaction of the above conditions, the Trustee shall execute and deliver to the relevant Transferor or its designee a written reassignment in substantially the form of Exhibit C (the "Reassignment") and shall, without further action, be deemed to sell, transfer, assign, set over and otherwise convey to such Transferor or its designee, effective as of the Removal Date, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Participation Interests or Receivables arising in the Removed Accounts, all moneys due and to become due and all amounts received with respect thereto and all proceeds thereof. In addition, the Trustee shall execute such other documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the relevant Transferor to effect the conveyance of Participation Interests or Receivables pursuant to this Section 2.09.

     SECTION 2.10. Account Allocations. If any Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement, including by reason of the application of the provisions of Section 9.02 or any order of any Governmental Authority (a "Transfer Restriction Event"), then, in any such event, (a) such Transferor and the Servicer agree (except as prohibited by any such order) to allocate and pay to the Trust, after the date of such inability, all Collections of Receivables transferred to the Trust by such Transferor, including Collections of Receivables transferred to the Trust by such Transferor prior to the occurrence of such event, and all amounts which would have constituted Collections but for such Transferor's inability to transfer Receivables (up to an aggregate amount equal to the amount of Receivables transferred to the Trust by such Transferor in the Trust on such date), (b) such Transferor and the Servicer agree that such amounts will be applied as Collections in accordance with
Article IV and each Supplement and (c) for so long as the allocation and application of all Collections and all amounts that would have constituted Collections are made in accordance with clauses (a) and (b), Principal Receivables and Discount Option Receivables and all amounts which would have constituted Principal Receivables or Discount Option Receivables but for such Transferor's inability to transfer Receivables to the Trust which are written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article IV and each Supplement. For the purpose of the immediately preceding sentence, such Transferor and the Servicer shall treat the first received Collections with respect to the Accounts owned by such Transferor as allocable to the Trust until the Trust shall have been allocated and paid Collections in an amount equal to the aggregate amount of Principal Receivables and Discount Option Receivables in such Accounts as of the date of the occurrence of such event. If such Transferor or the Servicer is unable pursuant to any Requirements of Law to allocate Collections as described above, such Transferor and the Servicer agree that, after the occurrence of such event, payments on each Account owned by such Transferor with respect to the principal balance of such Account shall be allocated first to the oldest principal balance of such Account and shall have such payments applied as Collections in accordance with Article IV and each Supplement. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables and Discount Option Receivables which have been conveyed to the Trust shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables and Discount Option Receivables to the Trust and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV and each Supplement.

     SECTION 2.11. Discount Option. (a) The Transferors shall have the option to designate at any time and from time to time a percentage or percentages, which may be a fixed percentage or a variable percentage based on a formula (the "Discount Percentage"), of all or any specified portion of Principal Receivables (which may be limited to Principal Receivables created after the Discount Option Date) to be treated as Finance Charge Receivables ("Discount Option Receivables"). The Transferors shall also have the option of reducing or withdrawing the Discount Percentage, at any time and from time to time, on and after such Discount Option Date. The Transferors shall provide to the Servicer, the Trustee and any Rating Agency 30 days prior written notice of the Discount Option Date, and such designation shall become effective on the Discount Option Date (i) unless such designation in the reasonable belief of the Transferors would cause a Pay Out Event with respect to any Series to occur, or an event which, with notice or lapse of time or both, would constitute a Pay Out Event with respect to any Series and (ii) only if the Rating Agency Condition shall have been satisfied with respect to such designation.

     (b) After the Discount Option Date, the Transferors shall treat Discount Option Receivable Collections as Collections of
Finance Charge Receivables.

     SECTION 2.12. Additional Transferors. ANB may designate Affiliates of ANB to be included as Transferors ("Additional Transferors") under this Agreement by an amendment hereto pursuant to subsection 13.01(a) and, in connection with such designation, the Transferors shall surrender the Advanta Certificate to the Trustee in exchange for a newly issued Advanta Certificate modified to reflect such Additional Transferor's interest in the Transferors' Interest; provided that prior to any such designation and exchange the applicable conditions set forth in subsection 6.03(c) or 6.03(d), as applicable, shall have been satisfied. Each Additional Transferor may itself be a Credit Card Originator or may obtain Receivables, directly or indirectly, from one or more other Credit Card Originators pursuant to one or more Receivables Purchase Agreements (which may be entered into directly between the Additional Transferor and a Credit Card Originator or may be entered into by the Additional Transferor with an intermediate purchaser that, in turn, enters into a Receivables Purchase Agreement with a Credit Card Originator). In addition, an existing Transferor may, by an amendment hereto pursuant to subsection 13.01(a) (and subject to delivery of an opinion of counsel of the type referred to in subsection 6.03(c)(ii)), cease to be a direct Transferor and instead sell Receivables to another Transferor (directly or indirectly as described above) pursuant to one or more Receivables Purchase Agreements for transfer to the Trust.



ARTICLE III    ADMINISTRATION AND SERVICING

     SECTION 3.01. Acceptance of Appointment and Other Matters
Relating to the Servicer. (a) ANB agrees to act as the Servicer under this Agreement, and the Holders by their acceptance of Certificates consent to ANB acting as Servicer.

     (b) The Servicer shall service and administer the Receivables, shall collect payments due under the Receivables and shall charge off as uncollectible Receivables, all in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables and in accordance with the Credit Card Guidelines. The Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, subject to Section 10.01 and provided ANB is the Servicer, the Servicer or its designee is hereby authorized and empowered (i) to make withdrawals and payments or to instruct the Trustee to make withdrawals and payments from the Collection Account, the Excess Funding Account and any Series Account, as set forth in this Agreement or any Supplement, and (ii) to take any action required or permitted under any Series Enhancement, as set forth in this Agreement or any Supplement. Without limiting the generality of the foregoing and subject to Section 10.01, the Servicer or its designee is hereby authorized and empowered to make any filings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any Federal or state securities laws or reporting requirements. The Trustee shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

     (c) The Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other credit card receivables.

     (d) The Servicer shall comply with and perform its servicing obligations with respect to the Accounts and Receivables in accordance with the Cardholder Agreements relating to the Accounts and the Credit Card Guidelines and all applicable rules and regulations of VISA, MasterCard and any other similar entity or organization relating to any other type of revolving credit accounts included as Accounts, except insofar as any failure to so comply or perform would not materially and adversely affect the Trust or the Investor Holders.

     (e) The Servicer shall pay out of its own funds, without reimbursement, all expenses incurred in connection with the Trust and the servicing activities hereunder including expenses related to enforcement of the Receivables, fees and disbursements of the Trustee, any Paying Agent and any Transfer Agent and Registrar (including the reasonable fees and expenses of its counsel) and independent accountants and all other fees and expenses, including the costs of filing UCC financing and continuation statements and the costs and expenses relating to obtaining and maintaining the listing of any Investor Certificates on any stock exchange, that are not expressly stated in this Agreement to be payable by the Trust or the Transferors (other than Federal, state, local and foreign income, franchise and other taxes, if any, or any interest or penalties with respect thereto, assessed on the Trust).

     (f) The Servicer agrees that upon a request by the Transferors it will use its reasonable best efforts to obtain and maintain the listing of the Investor Certificates of any Series or Class on any specified security exchange. If any such request is made, the Servicer shall give notice to the Transferors and the Trustee on the date on which such Investor Certificates are approved for such listing and within three Business Days following receipt of notice by the Servicer of any actual, proposed or contemplated delisting of such Investor Certificates by any such securities exchange. The Trustee or the Servicer, each in its sole discretion, may terminate any listing on any such securities exchange at any time subject to the notice requirements set forth in the preceding sentence.

     SECTION 3.02. Servicing Compensation. As full compensation for its servicing activities hereunder and as reimbursement for any expense incurred by it in connection therewith, the Servicer shall be entitled to receive a servicing fee (the "Servicing Fee") with respect to each Monthly Period, payable monthly no later than the related Distribution Date, in an amount equal to one-twelfth of the product of (a) the weighted average of the Servicing Fee Rates with respect to each outstanding Series (based upon the Servicing Fee Rate for each Series and the Invested Amount (or such other amount as specified in the related Supplement) of such Series, in each case as of the last day of the prior Monthly Period) and (b) the amount of Principal Receivables on the last day of the prior Monthly Period. The share of the Servicing Fee allocable to (i) the Investor Interest of a particular Series with respect to any Monthly Period and (ii) the Enhancement Investor Amount, if any, of a particular Series with respect to any Monthly Period will each be determined in accordance with the relevant Supplement. The portion of the Servicing Fee with respect to any Monthly Period not so allocated to the Investor Interest or the Enhancement Investor Amount, if any, of a particular Series shall be paid by the Holders of the Transferor Certificates no later than the related Distribution Date and in no event shall the Trust, the Trustee, the Investor Holders of any Series or any Series Enhancer be liable for the share of the Servicing Fee with respect to any Monthly Period to be paid by the Holders of the Transferor Certificates.

     SECTION 3.03. Representations, Warranties and Covenants of the Servicer. ANB, as initial Servicer, hereby makes, and any Successor Servicer by its appointment hereunder shall make, on each Closing Date (and on the date of any such appointment), the following representations, warranties and covenants:

     (a) Organization and Good Standing. The Servicer is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America or a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement and each Supplement and, in all material respects, to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted.

     (b) Due Qualification. The Servicer is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the interests of the Investor Holders hereunder or under any Supplement.

     (c) Due Authorization. The execution, delivery, and performance of this Agreement and each Supplement have been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer and this Agreement and each Supplement will remain, from the time of its execution, an official record of the Servicer.

     (d) Binding Obligation. This Agreement and each Supplement constitutes a legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

     (e) No Violation. The execution and delivery of this Agreement and each Supplement by the Servicer, the performance of the transactions contemplated by this Agreement and each Supplement and the fulfillment of the terms hereof and thereof applicable to the Servicer will not conflict with, violate, result in any breach of any of the material terms of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Servicer or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it or any of its properties are bound.

     (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Servicer, threatened against the Servicer before any Governmental Authority seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any Supplement, seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement or any Supplement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or any Supplement.

     (g) Compliance with Requirements of Law. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and the related Accounts, will maintain in effect all qualifications required under Requirements of Law in order to service the Receivables and the related Accounts properly and will comply in all material respects with all other Requirements of Law in connection with servicing the Receivables and the related Accounts, the failure to comply with which would have a material adverse effect on the interests of the Holders.

     (h) No Rescission or Cancellation. Subject to Section 3.09, the Servicer shall not permit any rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority or in the ordinary course of its business and in accordance with the Credit Card Guidelines.

     (i) Protection of Holders' Rights. The Servicer shall take no action which, nor omit to take any action the omission of which, would substantially impair the rights of Holders in any Receivable or Account, nor shall it, except in the ordinary course of its business and in accordance with the Credit Card Guidelines, reschedule, revise or defer Collections due on the Receivables.

     (j) Receivables Not To Be Evidenced by Promissory Notes. Except in connection with its enforcement or collection of a Receivable, the Servicer will take no action to cause any Receivable to be evidenced by any instrument and, if any Receivable is so evidenced, it shall be reassigned or assigned to the Servicer as provided in this Section; provided that Receivables evidenced by notes taken from Obligors in the ordinary course of business of the Servicer's collection efforts shall not be deemed Ineligible Receivables solely as a result thereof.

     (k) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by the Servicer of this Agreement and each Supplement, the performance by the Servicer of the transactions contemplated by this Agreement and each Supplement and the fulfillment by the Servicer of the terms hereof and thereof, have been obtained; provided that the Servicer makes no representation or warranty regarding state securities or "blue sky" laws in connection with the distribution of the Certificates.

     For purposes of the representations and warranties set forth in this Section 3.03, each reference to a Supplement shall be deemed to refer only to those Supplements in effect as of the relevant Closing Date or the date of appointment of a Successor Servicer, as applicable.

     If any of the representations, warranties or covenants of the Servicer contained in paragraph (g), (h), (i) or (j) with respect to any Receivable or the related Account is breached, and as a result of such breach the Trust's rights in, to or under any Receivable in the related Account or the proceeds of such Receivable are impaired or such proceeds are not available for any reason to the Trust free and clear of any Lien, then no later than the expiration of 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Trustee) from the earlier to occur of the discovery of such event by the Servicer, or receipt by the Servicer of notice of such event given by the Trustee, all Receivables in the Account or Accounts to which such event relates shall be reassigned or assigned to the Servicer on the terms and conditions set forth below; provided that such Receivables will not be reassigned or assigned to the Servicer if, on any day prior to the end of such 60-day or longer period, (i) the relevant representation and warranty shall be true and correct, or the relevant covenant shall have been complied with, in all material respects and (ii) the Servicer shall have delivered to the Trustee a certificate of an authorized officer describing the nature of such breach and the manner in which such breach was cured.

     If ANB is the Servicer, such reassignment or assignment shall be accomplished in the manner set forth in subsection 2.05(b) as if the reassigned or assigned Receivables were Ineligible Receivables (including the requirement, if applicable, to reduce the aggregate amount of Principal Receivables used to calculate the Transferor Amount, the Series Percentages and any other percentage used to allocate within or among Series applicable to any Series and to make deposits into the Excess Funding Account). If ANB is not the Servicer, the Servicer shall effect such assignment by making a deposit into the Collection Account in immediately available funds on the Transfer Date following the Monthly Period in which such assignment obligation arises in an amount equal to the amount of such Receivables, which deposit shall be considered a Collection of Principal Receivables and shall be applied in accordance with
Article IV and each Supplement.

     Upon each such reassignment or assignment to the Servicer, the Trustee, on behalf of the Trust, shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Servicer, without recourse, representation or warranty, all right, title and interest of the Trust in and to such Receivables, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested by the Servicer to effect the conveyance of any such Receivables pursuant to this Section. The obligation of the Servicer to accept reassignment or assignment of such Receivables, and to make the deposits, if any, required to be made to the Collection Account or the Excess Funding Account as provided in the preceding paragraph, shall constitute the sole remedy respecting the event giving rise to such obligation available to Holders (or the Trustee on behalf of Holders) or any Series Enhancer.

     SECTION 3.04. Reports and Records for the Trustee. (a) Daily Records. On each Business Day, the Servicer, with prior written notice by the Trustee shall make or cause to be made available at the office of the Servicer on any Business Day during normal business hours for inspection by the Trustee a record setting forth
(i) the Collections in respect of Principal Receivables and in respect of Finance Charge Receivables processed by the Servicer on the second preceding Business Day in respect of the Accounts and
(ii) the amount of Receivables as of the close of business on the second preceding Business Day. The Servicer shall, at all times, maintain its computer files with respect to the Accounts in such a manner so that the Accounts may be specifically identified.

     (b) Monthly Servicer's Certificate. Not later than the Determination Date immediately preceding each Distribution Date, the Servicer shall, with respect to each outstanding Series, deliver to the Trustee, the Paying Agent and each Rating Agency a certificate of a Servicing Officer in substantially the form set forth in the related Supplement.

     SECTION 3.05. Annual Certificate of Servicer. The Servicer shall deliver to the Trustee and each Rating Agency, on or before November 30 of each calendar year, beginning with November 30, 1997, an Officer's Certificate (with appropriate insertions) substantially in the form of Exhibit D.

     SECTION 3.06. Annual Servicing Report of Independent Public Accountants; Copies of Reports Available. (a) On or before November 30 of each calendar year, beginning with November 30, 1997, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferors) to furnish a report (addressed to the Servicer) to the Trustee, the Servicer and each Rating Agency to the effect that they have examined management's assertion about the Servicer's compliance with Articles III and IV and
Section 8.08 of this Agreement and the applicable provisions of each Supplement (the "Specified Servicing Requirements") and that on the basis of such examination, in such firm's opinion, management's assertion that the Servicer complied with the Specified Servicing Requirements is fairly stated except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such report.

     (b) On or before November 30 of each calendar year, beginning with November 30, 1997, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferors) to furnish a report (addressed to the Trustee) to the Trustee, the Servicer and each Rating Agency to the effect that they have applied certain procedures agreed upon with the Servicer to compare the mathematical calculations of certain amounts set forth in the Servicer's certificates delivered pursuant to subsection 3.04(b) during the period covered by such report with the Servicer's computer reports which were the source of such amounts. Such report shall set forth the agreed-upon procedures performed and the results of such procedures, including any exceptions as they believe to be significant.

     (c) A copy of each certificate and report provided pursuant to Section 3.04(b), 3.05 or 3.06 may be obtained by any Investor
Holder or Certificate Owner by a request to the Trustee addressed to the Corporate Trust Office.

     SECTION 3.07. Tax Treatment. Unless otherwise specified in a Supplement with respect to a particular Series, the Transferors have entered into this Agreement, and the Certificates will be issued, with the intention that, for Federal, state and local income and franchise tax purposes only, the Investor Certificates of each Series which are characterized as indebtedness at the time of their issuance will qualify as indebtedness secured by the Receivables. The Transferors, by entering into this Agreement, and each Holder, by the acceptance of any such Certificate (and each Certificate Owner, by its acceptance of an interest in the applicable Certificate), agree to treat such Investor Certificates for Federal, state and local income and franchise tax purposes as indebtedness. Each Holder of such Investor Certificate agrees that it will cause any Certificate Owner acquiring an interest in a Certificate through it to comply with this Agreement as to treatment as indebtedness under applicable tax law, as described in this Section 3.07. Nothing contained herein shall, however, preclude the Transferors from taking (and the Transferors are hereby permitted to take) any action that they may elect to take to qualify any interest in the Trust as a partnership interest for Federal, state or local income tax purposes (excluding any such interest as to which an Opinion of Counsel was delivered at issuance stating that such interest would be treated as indebtedness for Federal income tax purposes) so long as (a) a Tax Opinion is delivered to the Trustee in connection with any such action and (b) any consents required by any Supplement or loans or purchase agreement relating to any affected interest in the Trust is obtained.

     SECTION 3.08. Notices to ANB. If ANB is no longer acting as Servicer, any Successor Servicer shall deliver to ANB each certificate and report required to be provided thereafter pursuant to Section 3.04(b), 3.05 or 3.06.

     SECTION 3.09. Adjustments. (a) If the Servicer adjusts downward the amount of any Receivable because of a rebate, refund, unauthorized charge or billing error to an account holder, or because such Receivable was created in respect of merchandise which was refused or returned by an account holder, or if the Servicer otherwise adjusts downward the amount of any Receivable without receiving Collections therefor or charging off such amount as uncollectible, then, in any such case, the amount of Principal Receivables used to calculate the Transferor Amount, the Series Percentages and any other percentage used to allocate within or among Series applicable to any Series will be reduced by the amount of the adjustment. Similarly, the amount of Principal Receivables used to calculate the Transferor Amount, the Series Percentages and any other percentage used to allocate within or among Series applicable to any Series will be reduced by the amount of any Receivable which was discovered as having been created through a fraudulent or counterfeit charge. Any adjustment required pursuant to either of the two preceding sentences shall be made on or prior to the end of the Monthly Period in which such adjustment obligation arises. If, following the exclusion of such Principal Receivables from the calculation of the Transferor Amount, the Transferor Amount would be less than the Required Transferor Amount, not later than 12:00 noon, New York City time, on the Distribution Date following the Monthly Period in which such adjustment obligation arises, the Transferor which transferred such Principal Receivables to the Trust shall make a deposit into the Excess Funding Account in immediately available funds in an amount equal to the amount by which the Transferor Amount would be below the Required Transferor Amount (up to the amount of such Principal Receivables).

     (b) If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by the Servicer in the form of a check which is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid.

     SECTION 3.10. Reports to the Commission. The Servicer shall, on behalf of the Trust, cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Exchange Act, and the rules and regulations of the Commission thereunder. The Transferors shall, at the expense of the Servicer, cooperate in any reasonable request of the Servicer in connection with such filings.

ARTICLE IV     RIGHTS OF HOLDERS; ALLOCATION AND APPLICATION OF
               COLLECTIONS

     SECTION 4.01. Rights of Holders. The Investor Certificates shall represent fractional interests in the Trust, which, with respect to each Series, shall consist of the right to receive, to the extent necessary to make the required payments with respect to the Investor Certificates of such Series at the times and in the amounts specified in the related Supplement, the portion of Collections allocable to Investor Holders of such Series pursuant to this Agreement and such Supplement, funds on deposit in the Collection Account and the Excess Funding Account allocable to Holders of such Series pursuant to this Agreement and such Supplement, funds on deposit in any related Series Account and funds available pursuant to any related Series Enhancement (collectively, with respect to all Series, the "Investor Interest"), it being understood that the Investor Certificates of any Series or Class shall not represent any interest in any Series Account or Series Enhancement for the benefit of any other Series or Class. The Transferor Certificates shall represent the ownership interest in the remainder of the Trust Assets not allocated pursuant to this Agreement or any Supplement to the Investor Interest, including the right to receive Collections with respect to the Receivables and other amounts at the times and in the amounts specified in this Agreement or any Supplement to be paid to the Holders of the Transferor Certificates (the "Transferors' Interest"); provided that the Transferor Certificates shall not represent any interest in the Collection Account, the Excess Funding Account, any Series Account or any Series Enhancement, except as specifically provided in this Agreement or any Supplement; provided further that the foregoing shall not be construed to limit the Trustee's obligations to make payments to the Holders of the Transferor Certificates, the Transferors and the Servicer as and when required under this Agreement and any Supplement.

     SECTION 4.02. Establishment of Collection Account and Excess Funding Account. (a) The Servicer, for the benefit of the Holders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, (i) an Eligible Deposit Account (or Eligible Deposit Accounts) to function as the collection account for the Trust (the "Collection Account") and (ii) an Eligible Deposit Account to function as the excess funding account for the Trust (the "Excess Funding Account"), each of which shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Holders. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Collection Account and the Excess Funding Account and in all proceeds thereof. The Collection Account and the Excess Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Holders. Except as expressly provided in this Agreement, the Servicer and each Transferor agrees that it shall have no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds held in the Collection Account or the Excess Funding Account for any amount owed to it by the Trustee, the Trust, any Holder or any Series Enhancer. If, at any time, the Collection Account or the Excess Funding Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within ten Business Days (or such longer period, not to exceed 30 calendar days, as to which the Rating Agency Condition is satisfied) establish a new Collection Account or Excess Funding Account, as the case may be, meeting the conditions specified above, transfer any cash or any investments to such new Collection Account or Excess Funding Account and from the date such new Collection Account or Excess Funding Account is established, it shall be the "Collection Account" or "Excess Funding Account," as the case may be. If at any time neither ANB nor any Affiliate of ANB is the Servicer, the Collection Account and the Excess Funding Account will be moved from ANB if then maintained there, unless the Rating Agency Condition is satisfied as to the continued maintenance of the applicable account at ANB.

     (b) Funds on deposit in the Collection Account (other than amounts deposited pursuant to Section 2.06, 9.02, 10.01 or 12.02) or in the Excess Funding Account shall at the direction of the Servicer be invested by the Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Trustee for the benefit of the Holders. The Trustee shall maintain for the benefit of the Holders possession of the negotiable instruments or securities, if any, evidencing such Eligible Investments. Funds on deposit in the Collection Account representing Collections collected during any Monthly Period shall be invested and reinvested in Eligible Investments that will mature so that funds will be available not later than the close of business on the Transfer Date following such Monthly Period. Funds on deposit in (and not withdrawn from) the Excess Funding Account on any date will be invested and reinvested in Eligible Investments that will mature so that funds will be available not later than the close of business on the Transfer Date following such date. Unless directed by the Servicer, funds deposited in the Collection Account or the Excess Funding Account on a Transfer Date with respect to the next following Distribution Date are not required to be invested overnight.

     (c) Interest (including reinvested interest) and other investment income and earnings on funds on deposit in the Collection Account or the Excess Funding Account shall be deemed not to be available or on deposit in such accounts and, in the case of the Excess Funding Account, shall not be considered part of the Excess Funding Amount. Such interest and other investment earnings (net of investment expenses and losses) on balances in the Collection Account shall from time to time, at the request of the Transferors, be transferred to the Transferors or their order.

     (d) On each Transfer Date, the Servicer shall instruct the Trustee to withdraw on the related Distribution Date from the Excess Funding Account and deposit in the Collection Account all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account, for application as Collections of Finance Charge Receivables with respect to the prior Monthly Period.

     SECTION 4.03. Collections and Allocations. (a) Deposit of Collections. Except as otherwise provided below or in any Supplement with respect to Collections allocated to the related Series, the Servicer shall deposit Collections into the Collection Account no later than the second Business Day following the Date of Processing of such Collections. Subject to the express terms of any Supplement, but notwithstanding anything else in this Agreement to the contrary, for so long as ANB remains the Servicer and (x) maintains a certificate of deposit rating of A-1 or better by Standard & Poor's and P-1 by Moody's (or such other rating below A-1 or P-1, as the case may be, which is satisfactory to each Rating Agency), or (y) ANB provides to the Trustee a letter of credit covering collection risk of the Servicer acceptable to each Rating Agency (as evidenced by a letter from each Rating Agency), the Servicer need not make the daily deposits of Collections into the Collection Account as provided in the preceding sentence, but may make a single deposit in the Collection Account in immediately available funds not later than 12:00 noon, New York City time, on the Transfer Date following the Monthly Period with respect to which such deposit was made. Subject to the express terms of any Supplement, but notwithstanding anything else in this Agreement to the contrary, with respect to any Monthly Period, whether the Servicer is required to make deposits of Collections pursuant to the first or the second preceding sentence, (i) the Servicer will only be required to deposit Collections into the Collection Account up to the aggregate amount of Collections required to be deposited into any Series Account or, without duplication, distributed on or prior to the related Distribution Date to Investor Holders pursuant to any Supplement and (ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i), the Servicer will be permitted to withdraw the excess from the Collection Account.

     (b) Allocations of Collections. Throughout the existence of the Trust, unless otherwise stated in any Supplement, the Servicer shall, on or prior to the close of business on the second Business Day following any Date of Processing allocate (i) to the Investor Interest of each Series, the applicable Series Percentage for such Date of Processing of Collections of Principal Receivables and Finance Charge Receivables on such Date of Processing and (ii) to the Holders of the Transferor Certificates, the applicable Transferor Percentage for such Date of Processing of Collections of Principal Receivables and Finance Charge Receivables on such Date of Processing. Notwithstanding subsection 4.03(a), unless otherwise stated in any Supplement, the Servicer need not deposit this amount or any other amounts so allocated to the Transferor Certificates pursuant to any Supplement into the Collection Account and shall pay, or be deemed to pay, such amounts as collected to the Holders of the Transferor Certificates.

     The payments to be made to the Holders of the Transferor Certificates pursuant to this subsection 4.03(b) do not apply to deposits to the Collection Account or other amounts that do not represent Collections, including payment of the purchase price for Receivables pursuant to Section 2.06 or 10.01, proceeds from the sale, disposition or liquidation of Receivables pursuant to Section
9.02 or 12.02 or payment of the purchase price for the Investor Interest of a specific Series pursuant to the related Supplement.

     SECTION 4.04. Shared Principal Collections; Excess Funding Account. On each Business Day, Shared Principal Collections within a Group may, so long as either (x) no Series in such Group is in an Amortization Period or (y) no Series in such Group that is in an Amortization Period will have a Series Principal Shortfall on the related Transfer Date, at the option of the Transferors, be applied (or held in the Collection Account for later application) as principal with respect to any Variable Interest in that Group or be withdrawn from the Collection Account and paid to the Holders of the Transferor Certificates; and on each Distribution Date, (a) the Servicer shall allocate Shared Principal Collections for each Group not previously so applied or paid to each Series within that Group, pro rata, in proportion to their respective Principal Shortfalls, and any remainder may, at the option of the Transferors, be applied as principal with respect to any Variable Interest in that Group and (b) the Servicer shall withdraw from the Collection Account or applicable Series Account and pay to the Holders of the Transferor Certificates any amounts representing Shared Principal Collections remaining after the allocations and applications referred to in clause (a); provided that, if, on any day the Transferor Amount (determined after giving effect to any transfer of Principal Receivables to the Trust on such day), is less than the Required Transferor Amount, Servicer shall not distribute to the Holders of the Transferor Certificates any Shared Principal Collections that otherwise would be distributed to the Holders of the Transferor Certificates, but shall deposit such funds in the Excess Funding Account to the extent required so that the Transferor Amount equals the Required Transferor Amount.

     On each Business Day on which there are funds on deposit in the Excess Funding Account, the Servicer shall determine the amount by which the Transferor Amount exceeds the Required Transferor Amount on such date and shall instruct the Trustee to withdraw such amount from the Excess Funding Account and pay it to the Holders of the Transferor Certificates. In addition, on any Transfer Date on which one or more Series is in an Amortization Period, the Servicer shall determine the aggregate amount of Principal Shortfalls, if any, for each such Series (after giving effect to the allocation and payment provisions in the Supplement with respect to each such Series), and the Servicer shall instruct the Trustee to withdraw such amount (up to the Excess Funding Amount after giving effect to any withdrawal required by the preceding sentence) from the Excess Funding Account on the succeeding Distribution Date and allocate such amount among each such Series as if such amount were Shared Principal Collections and all outstanding Series were included in a single Group.

     SECTION 4.05 Excess Finance Charge Collections. On each Distribution Date, for each Group, Servicer shall apply the aggregate amount of Excess Finance Charge Collections available from all Series in that Group to the Finance Charge Shortfalls, if any, for each Series in that Group. If the total amount of such Excess Finance Charge Collections is less than the total amount of such Finance Charge Shortfalls, then such Excess Finance Charge Collections shall be applied to the Finance Charge Shortfalls of each Series in the Group, pro rata, in proportion to the respective Finance Charge Shortfalls of each. Any Excess Finance Charge Collections for any Group remaining after such application shall be applied as Excess Finance Charge Collections with respect to Series in other Groups to the extent of any remaining Finance Charge Shortfalls for those Series (pro rata, in proportion to the respective Finance Charge Shortfalls of each), and any Excess Finance Charge Collections for any Group remaining after that application shall be paid to the Holders of the Transferor Certificate.

     SECTION 4.06. Allocation of Trust Assets to Series or Groups. To the extent so provided in the Supplement for any Series or in an amendment to the Pooling and Servicing Agreement executed pursuant to subsection 13.01(a), Receivables conveyed to the Trust pursuant to Section 2.01 and Receivables or Participation Interests conveyed to the Trust pursuant to Section 2.08 or any Participation Interest Supplement, and all Collections received with respect to such Receivables or Participation Interests, may be allocated in whole or in part to one or more Series or Groups as may be provided in such Supplement or amendment, provided that any such allocation shall be effective only upon satisfaction of the following conditions:

     (a) on or before the fifth Business Day immediately preceding such allocation, the Servicer shall have given the Trustee and each Rating Agency written notice of such allocation;

     (b) the Rating Agency Condition shall have been satisfied with respect to such allocation; and

     (c) the Servicer shall have delivered to the Trustee an Officer's Certificate, dated the date of such allocation, to the effect that the Servicer reasonably believes that such allocation will not have an Adverse Effect.

     Any such Supplement or amendment may provide that (i) such allocation to one or more particular Series or Groups may terminate upon the occurrence of certain events specified therein and (ii) that upon the occurrence of any such event, such assets and any Collections with respect thereto, shall be reallocated to other Series or Groups or to all Series, all as shall be provided in such Supplement or amendment.

ARTICLE V      DISTRIBUTIONS AND REPORTS TO HOLDERS

     Distributions shall be made to, and reports shall be provided to, Holders as set forth in the applicable Supplement.

ARTICLE VI     THE CERTIFICATES

     SECTION 6.01. The Certificates. The Investor Certificates of any Series or Class may be issued in bearer form ("Bearer Certificates") with attached interest coupons and any other applicable coupon (collectively, the "Coupons") or in fully registered form ("Registered Certificates") and shall be substantially in the form of the exhibits with respect thereto attached to the applicable Supplement. The Advanta Certificate will be issued in registered form, substantially in the form of Exhibit A, and shall upon issue be executed and delivered by ANB to the Trustee for authentication and redelivery as provided in Section
6.02. Except as otherwise provided in Section 6.03 or in any Supplement, Bearer Certificates shall be issued in minimum denominations of $100,000 and Registered Certificates shall be issued in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof. If specified in any Supplement, the Investor Certificates of any Series or Class shall be issued upon initial issuance as a single certificate evidencing the aggregate original principal amount of such Series or Class as described in
Section 6.13. The Advanta Certificate shall be a single certificate and shall initially represent the entire Transferors' Interest. Each Certificate shall be executed by manual or facsimile signature on behalf of ANB by its respective President or any Vice President. Certificates bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of ANB shall not be rendered invalid, notwithstanding that such individual ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No Certificates shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. Bearer Certificates shall be dated the related Closing Date. All Registered Certificates and Transferor Certificates shall be dated the date of their authentication.

     SECTION 6.02. Authentication of Certificates. The Trustee shall authenticate and deliver the Investor Certificates of each Series and Class that are issued upon original issuance to or upon the order of the Transferors against payment to the Transferors of the purchase price therefor. The Trustee shall authenticate and deliver the Advanta Certificate to ANB simultaneously with its delivery of the Investor Certificates of the first Series to be issued hereunder. If specified in the related Supplement for any Series or Class, the Trustee shall authenticate and deliver outside the United States the Global Certificate that is issued upon original issuance thereof.

     SECTION 6.03. New Issuances. (a) The Transferors may from time to time direct the Trustee, on behalf of the Trust, to authenticate one or more new Series of Investor Certificates. The Investor Certificates of all outstanding Series shall be equally and ratably entitled as provided herein to the benefits of this Agreement without preference, priority or distinction, all in accordance with this Agreement and the applicable Supplement except, with respect to any Series or Class, as provided in the related Supplement.

     (b) On or before the Closing Date relating to any new Series, the parties hereto will execute and deliver a Supplement which will specify the Principal Terms of such new Series. Such Supplement may modify or amend the terms of this Agreement solely as applied to such new Series. The obligation of the Trustee to authenticate the Investor Certificates of such new Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions:

          (i) on or before the fifth day immediately preceding the Closing Date, the Transferors shall have given the Trustee and the Servicer notice of such issuance and the Closing Date; and on or before the tenth day immediately preceding the Closing Date, the Transferors shall have given each Rating Agency notice of such issuance;

          (ii) the Transferors shall have delivered to the Trustee the related Supplement, in form satisfactory to the Trustee, executed by each party thereto;

          (iii) the Transferors shall have delivered to the Trustee any related Enhancement Agreement executed by each of the parties thereto, other than the Trustee;

          (iv) the Rating Agency Condition shall have been satisfied with respect to such issuance; provided that for this purpose the Rating Agency Condition shall be deemed to have been satisfied if the Transferors shall have delivered to the Trustee written confirmation that (A) the Transferors give each Rating Agency written notice of the contemplated issuance, and (B) for a period of ten days after such notice is given, no Rating Agency shall have notified the Transferors in writing that such issuance will result in a reduction or withdrawal of the then current rating of any outstanding Series or Class with respect to which it is a Rating Agency;

          (v) each Transferor shall have delivered to the Trustee an Officer's Certificate, dated the Closing Date, to the effect that such Transferor reasonably believes that such issuance will not, based on the facts known to such officer at the time of such certification, then or thereafter cause a Pay Out Event to occur with respect to any Series; and

          (vi) if any Series of Investor Certificates are outstanding that were characterized as debt at the time of their issuance, the Transferors shall have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the Closing Date, with respect to such issuance.

Upon satisfaction of the above conditions, the Trustee shall execute the Supplement and authenticate the Investor Certificates of such Series upon execution thereof by ANB. Upon satisfaction of the above conditions (mutatis mutandis), the Transferors may also cause the Trustee to enter into one or more agreements pursuant to which the Trustee shall sell purchased interests in the Receivables and certain other Trust Assets to one or more purchasers. Such agreement(s) shall specify terms similar to Principal Terms for any such purchased interests and may grant the purchaser(s) of such interests, or an agent or other representative of such purchaser(s), notice and consultation rights with respect to any rights or actions of Trustee. Any such purchased interest shall be treated as a Series of Certificates for purposes of all calculations under this Agreement.

     (c) The Transferors may surrender the Advanta Certificate to the Trustee in exchange for a newly issued Advanta Certificate and one or more additional certificates (each a "Supplemental Certificate"), the terms of which shall be defined in a supplement to this Agreement (which supplement shall be subject to subsection 13.01(a) only to the extent that it amends any of the terms of this Agreement), to be delivered to or upon the order of the Transferors (or the Holder of a Supplemental Certificate, in the case of the transfer or exchange thereof, as provided below), upon satisfaction of the following conditions:

          (i) the Transferors shall have given written notice to each Rating Agency of such exchange;

          (ii) the Transferor Amount (excluding the interest represented by any Supplemental Certificate) shall not be less than 2% of the total amount of Principal Receivables as of the date of, and after giving effect to, such exchange unless the Transferors shall have delivered to the Trustee and each Rating Agency an opinion of counsel, dated the date of such issuance, to the effect that such issuance does not adversely affect the conclusions reached in any of the Tax Opinions delivered in connection with the issuance of any applicable Series of Certificates; and

          (iii) if any Series of Investor Certificates are outstanding that were characterized as debt at the time of their issuance, the Transferors shall have delivered to the Trustee and each Rating Agency an opinion of counsel, dated the date of such issuance, to the effect that such issuance does not adversely affect the conclusions reached in any of the Tax Opinions delivered in connection with the issuance of any applicable Series of Certificates.

Any Supplemental Certificate may be transferred or exchanged only upon satisfaction of the conditions set forth in clause (ii).

     (d) The Advanta Certificate (or any interest therein) may be transferred to any Person; provided that (i) if any Series of Investor Certificates are outstanding that were characterized as debt at the time of their issuance, the Transferors shall have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the date of such transfer, with respect thereto, and (ii) any such transferee shall be deemed to be a "Transferor" for purposes of Sections 7.04 and 9.02.

     SECTION 6.04. Registration of Transfer and Exchange of Certificates. (a) The Trustee shall cause to be kept at the office or agency to be maintained in accordance with the provisions of
Section 11.16 a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, a transfer agent and registrar (which may be the Trustee) (the "Transfer Agent and Registrar") shall provide for the registration of the Registered Certificates and of transfers and exchanges of the Registered Certificates as herein provided. The Transfer Agent and Registrar shall initially be the Trustee and any co-transfer agent and co-registrar chosen by the Transferors and acceptable to the Trustee, including, if and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such exchange shall so require, a co-transfer agent and co-registrar in Luxembourg. Any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context requires otherwise.

     The Trustee may revoke such appointment and remove any Transfer Agent and Registrar if the Trustee determines in its sole discretion that such Transfer Agent and Registrar failed to perform its obligations under this Agreement in any material respect. Any Transfer Agent and Registrar shall be permitted to resign as Transfer Agent and Registrar upon 30 days' notice to the Transferors, the Trustee and the Servicer; provided that such resignation shall not be effective and such Transfer Agent and Registrar shall continue to perform its duties as Transfer Agent and Registrar until the Trustee has appointed a successor Transfer Agent and Registrar reasonably acceptable to the Transferors.

     Subject to paragraph (c) below, upon surrender for registration of transfer of any Registered Certificate at any office or agency of the Transfer Agent and Registrar maintained for such purpose, one or more new Registered Certificates (of the same Series and Class) in authorized denominations of like aggregate interests in the Investor Interest shall be executed, authenticated and delivered, in the name of the designated transferee or transferees.

     At the option of a Registered Holder, Registered Certificates (of the same Series and Class) may be exchanged for other Registered Certificates of authorized denominations of like aggregate interests in the Investor Interest, upon surrender of the Registered Certificates to be exchanged at any such office or agency; Registered Certificates, including Registered Certificates received in exchange for Bearer Certificates, may not be exchanged for Bearer Certificates. At the option of the bearer of a Bearer Certificate, subject to applicable laws and regulations, Bearer Certificates may be exchanged for other Bearer Certificates or Registered Certificates (of the same Series and Class) of authorized denominations of like aggregate interests in the Investor Interest, upon surrender of the Bearer Certificates to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Certificate surrendered pursuant to this Section shall have attached thereto all unmatured Coupons; provided that any Bearer Certificate, so surrendered after the close of business on the Record Date preceding the relevant payment date after the expected final payment date need not have attached the Coupon relating to such payment date (in each case, as specified in the applicable Supplement).

     Whenever any Investor Certificates are so surrendered for exchange, ANB shall execute, the Trustee shall authenticate and the Transfer Agent and Registrar shall deliver (in the case of Bearer Certificates, outside the United States) the Investor Certificates which the Investor Holder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee or the Transfer Agent and Registrar duly executed by the Investor Holder or the attorney-in-fact thereof duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Investor Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such transfer or exchange.

     All Investor Certificates (together with any Coupons) surrendered for registration of transfer and exchange or for payment shall be canceled and disposed of in a manner satisfactory to the Trustee. The Trustee shall cancel and destroy any Global Certificate upon its exchange in full for Definitive Euro-Certificates and shall deliver a certificate of destruction to the Transferors. Such certificate shall also state that a certificate or certificates of a Foreign Clearing Agency to the effect referred to in Section 6.13 was received with respect to each portion of the Global Certificate exchanged for Definitive Euro-Certificates.

     ANB shall execute and deliver to the Trustee Bearer
Certificates and Registered Certificates in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Agreement, each Supplement and the Certificates.

     (b) The Transfer Agent and Registrar will maintain at its expense in each of the Borough of Manhattan, The City of New York, and, if and so long as any Series or Class is listed on the Luxembourg Stock Exchange, Luxembourg, an office or agency where Investor Certificates may be surrendered for registration of transfer or exchange (except that Bearer Certificates may not be surrendered for exchange at any such office or agency in the United States).

          (c) (i) Registration of transfer of Investor Certificates containing a legend substantially to the effect set forth on Exhibit E-1 shall be effected only if such transfer (A) is made pursuant to an effective registration statement under the Act, or is exempt from the registration requirements under the Act, and (B) is made to a Person which is not an employee benefit plan, trust or account, including an individual retirement account, that is subject to ERISA or that is described in Section 4975(e)(1) of the Code or an entity whose underlying assets include plan assets by reason of a plan's investment in such entity (a "Benefit Plan"). In the event that registration of a transfer is to be made in reliance upon an exemption from the registration requirements under the Act, the transferor or the transferee shall deliver, at its expense, to the Transferors, the Servicer and the Trustee, an investment letter from the transferee, substantially in the form of the investment and ERISA representation letter attached hereto as Exhibit E-2, and no registration of transfer shall be made until such letter is so delivered.

          Investor Certificates issued upon registration or transfer of, or Investor Certificates issued in exchange for, Investor Certificates bearing the legend referred to above shall also bear such legend unless the Transferors, the Servicer, the Trustee and the Transfer Agent and Registrar receive an Opinion of Counsel, satisfactory to each of them, to the effect that such legend may be removed.

          Whenever an Investor Certificate containing the legend referred to above is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek instructions from the Servicer regarding such transfer and shall be entitled to receive instructions signed by a Servicing Officer prior to registering any such transfer. The Transferors hereby agree to indemnify the Transfer Agent and Registrar and the Trustee and to hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in relation to any such instructions furnished pursuant to this clause (i).

          (ii) Registration of transfer of Investor Certificates containing a legend to the effect set forth on Exhibit E-3 shall be effected only if such transfer is made to a Person which is not a Benefit Plan. By accepting and holding any such Investor Certificate, an Investor Holder shall be deemed to have represented and warranted that it is not a Benefit Plan. By acquiring any interest in a Book-Entry Certificate which contains such legend, a Certificate Owner shall be deemed to have represented and warranted that it is not a Benefit Plan.

          (iii) If so requested by the Transferors, the Trustee will make available to any prospective purchaser of Investor Certificates who so requests, a copy of a letter provided to the Trustee by or on behalf of the Transferors relating to the transferability of any Series or Class to a Benefit Plan.

     SECTION 6.05. Mutilated, Destroyed, Lost or Stolen Certificates. Any mutilated Certificate (together, in the case of Bearer Certificates, with all unmatured Coupons (if any) appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, ANB shall execute, the Trustee shall authenticate and the Transfer Agent and Registrar shall deliver (in the case of Bearer Certificates, outside the United States), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate interest. In connection with the issuance of any new Certificate under this Section, the Trustee or the Transfer Agent and Registrar may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     SECTION 6.06. Persons Deemed Owners. The Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may (a) prior to due presentation of a Registered Certificate for registration of transfer, treat the Person in whose name any Registered Certificate is registered as the owner of such Registered Certificate for the purpose of receiving distributions pursuant to the applicable Supplement and for all other purposes whatsoever, and (b) treat the bearer of a Bearer Certificate or Coupon as the owner of such Bearer Certificate or Coupon for the purpose of receiving distributions pursuant to the applicable Supplement and for all other purposes whatsoever; and, in any such case, neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary. Notwithstanding the foregoing, in determining whether the Holders of the requisite Investor Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by any of the Transferors, the Servicer, any other Holder of a Transferor Certificate, the Trustee or any Affiliate thereof, shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which the Trustee actually knows to be so owned shall be so disregarded. Certificates so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not any Transferor, the Servicer, any other Holder of a Transferor Certificate or any Affiliate thereof.

     SECTION 6.07. Appointment of Paying Agent. The Paying Agent shall make distributions to Investor Holders from the Collection Account or any applicable Series Account pursuant to the provisions of the applicable Supplement and shall report the amounts of such distributions to the Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Collection Account or any applicable Series Account for the purpose of making the distributions referred to above. The Trustee may revoke such power and remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement or any Supplement in any material respect. The Paying Agent shall initially be the Trustee and any co-paying agent chosen by the Transferors and acceptable to the Trustee, including, if and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such exchange so requires, a co-paying agent in Luxembourg or another western European city. Any Paying Agent shall be permitted to resign as Paying Agent upon 30 days' notice to the Trustee. In the event that any Paying Agent shall resign, the Trustee shall appoint a successor to act as Paying Agent. The Trustee shall cause each successor or additional Paying Agent to execute and deliver to the Trustee an instrument in which such successor or additional Paying Agent shall agree with the Trustee that it will hold all sums, if any, held by it for payment to the Investor Holders in trust for the benefit of the Investor Holders entitled thereto until such sums shall be paid to such Investor Holders. The Paying Agent shall return all unclaimed funds to the Trustee and upon removal shall also return all funds in its possession to the Trustee. The provisions of Sections 11.01, 11.02, 11.03 and 11.05 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

     SECTION 6.08. Access to List of Registered Holders' Names and Addresses. The Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to the Servicer or the Paying Agent, within five Business Days after receipt by the Trustee of a request therefor, a list in such form as the Servicer or the Paying Agent may reasonably require, of the names and addresses of the Registered Holders. If any Holder or group of Holders of Investor Certificates of any Series or all outstanding Series, as the case may be, evidencing not less than 10% of the aggregate unpaid principal amount of such Series or all outstanding Series, as applicable (the "Applicants"), apply to the Trustee, and such application states that the Applicants desire to communicate with other Investor Holders with respect to their rights under this Agreement or any Supplement or under the Investor Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Registered Holders of such Series or all outstanding Series, as applicable, held by the Trustee, within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants' request.

     Every Registered Holder, by receiving and holding a Registered Certificate, agrees with the Trustee that neither the Trustee, the Transfer Agent and Registrar, nor any of their respective agents, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Registered Holders hereunder, regardless of the sources from which such information was derived.

     SECTION 6.09. Authenticating Agent. (a) The Trustee may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Transferors and the Servicer.

     (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any power or any further act on the part of the Trustee or such authenticating agent. An authenticating agent may at any time resign by giving notice of resignation to the Trustee and to the Transferors. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Transferors. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Transferors, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Transferors. The Transferors agree to pay to each authenticating agent from time to time reasonable compensation for its services under this Section. The provisions of Sections 11.01, 11.02 and 11.03 shall be applicable to any authenticating agent.

     (c) Pursuant to an appointment made under this Section, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

     This is one of the Certificates described in the Pooling and Servicing Agreement.

                         ______________________

                         ______________________
                         as Authenticating Agent
                         for the Trustee,


                         by____________________________
                              Authorized Officer

     SECTION 6.10. Book-Entry Certificates. Unless otherwise specified in the related Supplement for any Series or Class, the Investor Certificates, upon original issuance, shall be issued in the form of one or more typewritten Investor Certificates representing the Book-Entry Certificates, to be delivered to the Clearing Agency, by, or on behalf of, the Transferors. The Investor Certificates shall initially be registered on the Certificate Register in the name of the Clearing Agency or its nominee, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Investor Certificates, except as provided in Section 6.12. Unless and until definitive, fully registered Investor Certificates ("Definitive Certificates") have been issued to the applicable Certificate Owners pursuant to Section 6.12 or as otherwise specified in any such Supplement:

     (a) the provisions of this Section shall be in full force and effect;

     (b) the Transferors, the Servicer and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions) as the authorized representatives of the respective Certificate Owners;

     (c) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control; and

     (d) the rights of the respective Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency or the Clearing Agency Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.12, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the related Investor Certificates to such Clearing Agency Participants.

     For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Investor Holders evidencing a specified percentage of the aggregate unpaid principal amount of Investor Certificates, such direction or consent may be given by Certificate Owners (acting through the Clearing Agency and the Clearing Agency Participants) owning Investor Certificates evidencing the requisite percentage of principal amount of Investor Certificates.

     SECTION 6.11. Notices to Clearing Agency. Whenever any notice or other communication is required to be given to Investor Holders of any Series or Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Trustee shall give all such notices and communications to the applicable Clearing Agency.

     SECTION 6.12. Definitive Certificates. If Book-Entry Certificates have been issued with respect to any Series or Class and (a) the Transferors advise the Trustee that the Clearing Agency is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Series or Class and the Trustee or the Transferors are unable to locate a qualified successor, (b) the Transferors, at their option, advise the Trustee that they elect to terminate the book-entry system with respect to such Series or Class through the Clearing Agency or (c) after the occurrence of a Servicer Default, Certificate Owners of such Series or Class evidencing more than 50% of the aggregate unpaid principal amount of such Series or Class advise the Trustee and the Clearing Agency through the Clearing Agency Participants that the continuation of a book-entry system with respect to the Investor Certificates of such Series or Class through the Clearing Agency is no longer in the best interests of the Certificate Owners with respect to such Certificates, then the Trustee shall notify all Certificate Owners of such Certificates, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of any such Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, ANB shall execute and the Trustee shall authenticate and deliver such Definitive Certificates. Neither the Transferors nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of such Definitive Certificates as Investor Holders hereunder.

     SECTION 6.13. Global Certificate; Exchange Date. (a) If specified in the related Supplement for any Series or Class, the Investor Certificates for such Series or Class will initially be issued in the form of a single temporary global Certificate (the "Global Certificate") in bearer form, without interest coupons, in the denomination of the entire aggregate principal amount of such Series or Class and substantially in the form set forth in the exhibit with respect thereto attached to the related Supplement. The Global Certificate will be executed by ANB and authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Certificates. The Global Certificate may be exchanged as described below for Bearer or Registered Certificates in definitive form (the "Definitive Euro-Certificates").

     (b) The Manager shall, upon its determination of the date of completion of the distribution of the Investor Certificates of such Series or Class, so advise the Trustee, the Transferors, the Depositaries, and each Foreign Clearing Agency forthwith. Without unnecessary delay, but in any event not prior to the Exchange Date, ANB will execute and deliver to the Trustee at its London office or its designated agent outside the United States definitive Bearer Certificates in an aggregate principal amount equal to the entire aggregate principal amount of such Series or Class. All Bearer Certificates so issued and delivered will have Coupons attached. The Global Certificate may be exchanged for an equal aggregate principal amount of Definitive Euro-Certificates only on or after the Exchange Date. An institutional investor that is a U.S. Person may exchange the portion of the Global Certificate beneficially owned by it only for an equal aggregate principal amount of Registered Certificates bearing the applicable legend set forth in the form of Registered Certificates attached to the related Supplement and having a minimum denomination of $500,000, which may be in temporary form if the Transferors so elect. The Transferors may waive the $500,000 minimum denomination requirement if they so elect. Upon any demand for exchange for Definitive Euro-Certificates in accordance with this paragraph, the Transferors shall cause the Trustee to authenticate and deliver the Definitive Euro-Certificates to the Holder (x) outside the United States, in the case of Bearer Certificates, and (y) according to the instructions of the Holder, in the case of Registered Certificates, but in either case only upon presentation to the Trustee of a written statement substantially in the form of Exhibit F-1 with respect to the Global Certificate or portion thereof being exchanged, signed by a Foreign Clearing Agency and dated on the Exchange Date or a subsequent date, to the effect that it has received in writing or by tested telex a certification substantially in the form of (i) in the case of beneficial ownership of the Global Certificate or a portion thereof being exchanged by a United States institutional investor pursuant to the second preceding sentence, the certificate in the form of Exhibit F-2 signed by the Manager which sold the relevant Certificates or
(ii) in all other cases, the certificate in the form of Exhibit F-3, the certificate referred to in this clause (ii) being dated on the earlier of the first actual payment of interest in respect of such Certificates and the date of the delivery of such Certificate in definitive form. Upon receipt of such certification, the Trustee shall cause the Global Certificate to be endorsed in accordance with paragraph (d). Any exchange as provided in this Section shall be made free of charge to the Holders and the beneficial owners of the Global Certificate and to the beneficial owners of the Definitive Euro-Certificates issued in exchange, except that a person receiving Definitive Euro-Certificates must bear the cost of insurance, postage, transportation and the like in the event that such person does not receive such Definitive Euro-Certificates in person at the offices of a Foreign Clearing Agency.

     (c) The delivery to the Trustee by a Foreign Clearing Agency of any written statement referred to above may be relied upon by the Transferors and the Trustee as conclusive evidence that a corresponding certification or certifications has or have been delivered to such Foreign Clearing Agency pursuant to this Agreement.

     (d) Upon any such exchange of all or a portion of the Global Certificate for a Definitive Euro-Certificate or Certificates, such Global Certificate shall be endorsed by or on behalf of the Trustee to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such Definitive Euro-Certificate or Certificates. Until so exchanged in full, such Global Certificate shall in all respects be entitled to the same benefits under this Agreement as Definitive Euro-Certificates authenticated and delivered hereunder except that the beneficial owners of such Global Certificate shall not be entitled to receive payments of interest on the Certificates until they have exchanged their beneficial interests in such Global Certificate for Definitive Euro-Certificates.

     SECTION 6.14. Meetings of Holders. (a) If at the time any Bearer Certificates are issued and outstanding with respect to any Series or Class to which any meeting described below relates, the Servicer or the Trustee may at any time call a meeting of Investor Holders of any Series or Class or of all Series, to be held at such time and at such place as the Servicer or the Trustee, as the case may be, shall determine, for the purpose of approving a modification of or amendment to, or obtaining a waiver of any covenant or condition set forth in, this Agreement, any Supplement or the Investor Certificates or of taking any other action permitted to be taken by Investor Holders hereunder or under any Supplement. Notice of any meeting of Investor Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in accordance with Section 13.05, the first mailing and publication to be not less than 20 nor more than 180 days prior to the date fixed for the meeting. To be entitled to vote at any meeting of Investor Holders a person shall be (i) a Holder of one or more Investor Certificates of the applicable Series or Class or (ii) a person appointed by an instrument in writing as proxy by the Holder of one or more such Investor Certificates. The only persons who shall be entitled to be present or to speak at any meeting of Investor Holders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Transferors, the Servicer and the Trustee and their respective counsel.

     (b) At a meeting of Investor Holders, persons entitled to vote Investor Certificates evidencing a majority of the aggregate unpaid principal amount of the applicable Series or Class or all outstanding Series, as the case may be, shall constitute a quorum. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum at any such meeting, the meeting may be adjourned for a period of not less than 10 days; in the absence of a quorum at any such meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days; at the reconvening of any meeting further adjourned for lack of a quorum, the persons entitled to vote Investor Certificates evidencing at least 25% of the aggregate unpaid principal amount of the applicable Series or Class or all outstanding Series, as the case may be, shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of any adjourned meeting shall be given as provided above except that such notice must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the outstanding applicable Investor Certificates which shall constitute a quorum.

     (c) Any Investor Holder who has executed an instrument in writing appointing a person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Investor Holder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Subject to the provisions of Section 13.01, any resolution passed or decision taken at any meeting of Investor Holders duly held in accordance with this Section shall be binding on all Investor Holders whether or not present or represented at the meeting.

     (d) The holding of Bearer Certificates shall be proved by the production of such Bearer Certificates or by a certificate, satisfactory to the Servicer, executed by any bank, trust company or recognized securities dealer, wherever situated, satisfactory to the Servicer. Each such certificate shall be dated and shall state that on the date thereof a Bearer Certificate bearing a specified serial number was deposited with or exhibited to such bank, trust company or recognized securities dealer by the Person named in such certificate. Any such certificate may be issued in respect of one or more Bearer Certificates specified therein. The holding by the Person named in any such certificate of any Bearer Certificate specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (i) another certificate bearing a later date issued in respect of the same Bearer Certificate shall be produced, (ii) the Bearer Certificate specified in such certificate shall be produced by some other Person or (iii) the Bearer Certificate specified in such certificate shall have ceased to be outstanding. The appointment of any proxy shall be proved by having the signature of the Person executing the proxy guaranteed by any bank, trust company or recognized securities dealer satisfactory to the Trustee.

     (e) The Trustee shall appoint a temporary chairman of the meeting. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of Investor Certificates evidencing a majority of the aggregate unpaid principal amount of Investor Certificates of the applicable Series or Class or all outstanding Series, as the case may be, represented at the meeting. No vote shall be cast or counted at any meeting in respect of any Investor Certificate challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote except as an Investor Holder or proxy. Any meeting of Investor Holders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

     (f) The vote upon any resolution submitted to any meeting of Investor Holders shall be by written ballot on which shall be subscribed the signatures of Investor Holders or proxies and on which shall be inscribed the serial number or numbers of the Investor Certificates held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Investor Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Servicer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

     SECTION 6.15. Uncertificated Classes. Notwithstanding anything to the contrary contained in this Article VI or in Article XII, unless otherwise specified in any Supplement, any provisions contained in this Article VI and in Article XII relating to the registration, form, execution, authentication, delivery, presentation, cancellation and surrender of Certificates shall not be applicable to any uncertificated Certificates.

ARTICLE VII    OTHER MATTERS RELATING TO THE TRANSFERORS

     SECTION 7.01. Liability of the Transferors. Each Transferor (including any Additional Transferors) shall be jointly liable in all respects for the obligations, covenants, representations and warranties of the Transferors arising under or related to this Agreement or any Supplement. A Transferor shall be liable only to the extent of the obligations specifically undertaken by it in its capacity as Transferor. Each other Transferor hereby authorizes and empowers ANB to execute and deliver, on behalf of such Transferor, as attorney-in-fact or otherwise, all documents and other instruments required or permitted to be delivered by such Transferor under this Agreement or any Supplement, and to do and accomplish all other acts and things required or permitted to be done or accomplished by such Transferor hereunder or thereunder.

     SECTION 7.02. Merger or Consolidation of, or Assumption of the Obligations of, the Transferors. (a) No Transferor shall consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless:

          (i) (A) the corporation formed by such consolidation or into which such Transferor is merged or the Person which acquires by conveyance or transfer the properties and assets of such Transferor substantially as an entirety shall be, if such Transferor is not the surviving entity, a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall be a savings and loan association, a national banking association, a bank or other entity which is not subject to Title 11 of the United States Code or a bankruptcy remote corporation and, if such Transferor is not the surviving entity, such corporation shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant and obligation of such Transferor hereunder, including its obligations under Section 7.04; and (B) such Transferor has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section, that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), and that all conditions precedent herein provided for relating to such transaction have been complied with;

          (ii) each Rating Agency receives prior notice of such consolidation, merger, conveyance or transfer; and

          (iii) if any Series of Investor Certificates are outstanding that were characterized as debt at the time of their issuance, the relevant Transferor shall have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the date of such consolidation, merger, conveyance or transfer, with respect thereto.

     (b) The obligations of the Transferors hereunder shall not be assignable nor shall any Person succeed to the obligations of the Transferors hereunder except in each case in accordance with the provisions of the foregoing paragraph.

     SECTION 7.03. Limitations on Liability of the Transferors. Subject to Sections 7.01 and 7.04, none of the Transferors nor any of the directors, officers, employees or agents of any of the Transferors acting in their capacities as Transferors shall be under any liability to the Trust, the Trustee, the Holders, the Certificate Owners, any Series Enhancer or any other Person for any action taken or for refraining from the taking of any action in good faith in their capacities as Transferors pursuant to this Agreement, it being expressly understood that such liability is expressly waived and released as a condition of, and consideration for, the execution of this Agreement and any Supplement and the issuance of the Certificates; provided that this provision shall not protect any Transferor or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Transferors and any director, officer, employee or agent of any of the Transferors may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Transferors) respecting any matters arising hereunder.

     SECTION 7.04. Liabilities. Notwithstanding any other provisions of this Agreement, each Transferor (excluding any Additional Transferor, if the Rating Agency Condition has been satisfied and a Tax Opinion has been delivered with respect to such exclusion) agrees, without duplication, to be liable, directly to the injured party, for the entire amount of any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions or otherwise arising out of or based upon the arrangement created by this Agreement or any Supplement (to the extent any property of the Trust remaining after the Investor Holders and Series Enhancers have been paid in full is insufficient to pay such losses, claims, damages or liabilities), as though this Agreement or such Supplement created a general partnership under the Delaware Uniform Partnership Law in which the Transferors are general partners; provided that (a) the Transferors shall not indemnify the Trustee if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, negligence, or willful misconduct by the Trustee, (b) without limiting the claims of third parties pursuant to the last sentence hereof, the Transferors shall not indemnify the Trust, the Investor Holders or the Certificate Owners for any liabilities, costs or expenses of the Trust with respect to any action taken by the Trustee at the request of the Investor Holders, (c) the Transferors shall not indemnify the Trust, the Investor Holders or the Certificate Owners as to any losses, claims or damages incurred by any of them in their capacities as investors, including losses incurred as a result of Defaulted Receivables, and (d) the Transferors shall not indemnify the Investor Holders or the Certificate Owners for any liabilities, costs or expenses of the Investor Holders or the Certificate Owners arising under any tax law relating to any Federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by or for the account of the Investor Holders or the Certificate Owners in connection herewith to any taxing authority. Any such indemnification shall not be payable from the Trust Assets. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

ARTICLE VIII   OTHER MATTERS RELATING TO THE SERVICER

     SECTION 8.01. Liability of the Servicer. The Servicer shall be liable under this Agreement only to the extent of the obligations specifically undertaken by the Servicer in its capacity as Servicer.

     SECTION 8.02. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. The Servicer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

     (a) (i) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be, if the Servicer is not the surviving entity, a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia and, if the Servicer is not the surviving entity, such corporation shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant and obligation of the Servicer hereunder;

     (ii) the Servicer has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section, that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), and that all conditions precedent herein provided for relating to such transaction have been complied with;

     (iii) each Rating Agency shall have received prior notice of such assignment and succession; and

     (iv) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be an Eligible Servicer.

     (b) Except as provided in this Section 8.02, this Agreement may not be assigned by the Servicer without the prior consent of Holders of Investor Certificates evidencing not less than 66-2/3% of the Aggregate Investor Amount.

     SECTION 8.03. Limitation on Liability of the Servicer and Others. Except as provided in Section 8.04, neither the Servicer nor any of the directors, officers, employees or agents of the Servicer in its capacity as Servicer shall be under any liability to the Trust, the Trustee, the Holders, any Series Enhancer or any other Person for any action taken or for refraining from the taking of any action in good faith in its capacity as Servicer pursuant to this Agreement; provided that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Servicer) respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Servicer in accordance with this Agreement and which in its reasonable judgment may involve it in any expense or liability. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of the Holders with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Holders hereunder.

     SECTION 8.04. Servicer Indemnification of the Trust and the Trustee. The Servicer shall indemnify and hold harmless the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions of the Servicer with respect to the Trust pursuant to this Agreement, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any action, proceeding or claim; provided that (a) the Servicer shall not indemnify the Trustee if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, negligence, or willful misconduct by the Trustee,
(b) the Servicer shall not indemnify the Trust, the Investor Holders or the Certificate Owners for any liabilities, costs or expenses of the Trust with respect to any action taken by the Trustee at the request of the Investor Holders, (c) the Servicer shall not indemnify the Trust, the Investor Holders or the Certificate Owners as to any losses, claims or damages incurred by any of them in their capacities as investors, including losses incurred as a result of Defaulted Receivables and (d) the Servicer shall not indemnify the Trust, the Investor Holders or the Certificate Owners for any liabilities, costs or expenses of the Trust, the Investor Holders or the Certificate Owners arising under any tax law, including any Federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Investor Holders or the Certificate Owners in connection herewith to any taxing authority. Indemnification pursuant to this Section shall not be payable from the Trust Assets. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

     SECTION 8.05. The Servicer Not To Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (a) the performance of its duties hereunder is no longer permissible under any Requirement of Law and
(b) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under any such Requirements of Law. Any determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 10.02. If within 120 days of the date of the determination that the Servicer may no longer act as Servicer the Trustee is unable to appoint a Successor Servicer, the Trustee shall serve as Successor Servicer. Notwithstanding the foregoing, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution that is an Eligible Servicer as the Successor Servicer hereunder. The Trustee shall give prompt notice to each Rating Agency upon the appointment of a Successor Servicer.

     SECTION 8.06. Access to Certain Documentation and Information Regarding the Receivables. The Servicer shall provide to the Trustee access to the documentation regarding the Accounts and the Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of Holders or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (a) upon reasonable request, (b) during normal business hours, (c) subject to the Servicer's normal security and confidentiality procedures and (d) at reasonably accessible offices in the continental United States designated by the Servicer. Nothing in this Section shall derogate from the obligation of the Transferors, the Trustee and the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

     SECTION 8.07. Delegation of Duties. In the ordinary course of business, the Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Credit Card Guidelines and this Agreement. The Servicer shall notify the Rating Agencies of any significant delegation to a Person other than Advanta Corp., a Transferor, any Affiliate of a Transferor or First Data Corporation (or any of its Affiliates). Any delegation permitted by this Section 8.07 shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 8.05.

     SECTION 8.08. Examination of Records. The Servicer shall clearly and unambiguously indicate in its computer files or other records that the Receivables arising in the Accounts have been conveyed to the Trustee, on behalf of the Trust, pursuant to this Agreement for the benefit of the Holders. The Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.

ARTICLE IX     PAY OUT EVENTS

     SECTION 9.01. Trust Pay Out Events. If any one of the following events shall occur with respect to the Trust ("Trust Pay Out Events"):

     (a) an Insolvency Event shall occur with respect to any Designated Transferor or Designated Credit Card Originator;

     (b) the Trust shall become subject to regulation by the Commission as an "investment company" within the meaning of the Investment Company Act; or

     (c) a Transfer Restriction Event shall occur with respect to any Designated Transferor;

then, a Pay Out Event shall occur with respect to each Series without any notice or other action on the part of the Trustee or the Investor Holders, immediately upon the occurrence of such event.

     SECTION 9.02. Additional Rights Upon the Occurrence of Certain Events. (a) If an Insolvency Event occurs with respect to any Transferor, that Transferor and (unless the Rating Agency Condition has been satisfied and a Tax Opinion has been delivered as to the failure to take the following actions with respect to an Insolvency Event with respect to any other Transferor) each other Transferor shall on the day any such Insolvency Event occurs, immediately cease to transfer Principal Receivables and Discount Option Receivables to the Trust and shall promptly give notice to the Trustee thereof. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables and Discount Option Receivables, Principal Receivables and Discount Option Receivables transferred to the Trust prior to the occurrence of such Insolvency Event and Collections in respect of such Principal Receivables and Discount Option Receivables and Finance Charge Receivables whenever created, accrued in respect of such Principal Receivables or Discount Option Receivables, shall continue to be a part of the Trust. Within 15 days after receipt of such notice by the Trustee of the occurrence of such Insolvency Event (unless the Rating Agency Condition has been satisfied and a Tax Opinion has been delivered as to the failure to take the following actions with respect to that Transferor), the Trustee shall (i) publish a notice in an Authorized Newspaper that an Insolvency Event has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables on commercially reasonable terms and in a commercially reasonable manner and (ii) give notice to the Investor Holders describing the provisions of this Section and requesting instructions from such Holders. Unless the Trustee shall have received instructions within 90 days from the date notice pursuant to clause (i) above is first published from (x) Holders of Investor Certificates evidencing more than 50% of the Investor Amount of each Series or, with respect to any Series with two or more Classes, of each Class, to the effect that such Investor Holders disapprove of the liquidation of the Receivables and wish to continue having Principal Receivables and Discount Option Receivables transferred to the Trust as before such Insolvency Event, and (y) each of the Transferors (other than the Transferor that is the subject of such Insolvency Event), including any Additional Transferor, any Holder of a Supplemental Certificate and any permitted assignee or successor under Section 7.02, to such effect, the Trustee shall promptly sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. The Trustee may obtain a prior determination from any such conservator, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections
9.01 and 9.02 shall not be deemed to be mutually exclusive.

     (b) The proceeds from the sale, disposition or liquidation of the Receivables pursuant to paragraph (a) ("Insolvency Proceeds") shall be immediately deposited in the Collection Account. The Trustee shall determine conclusively the amount of the Insolvency Proceeds which are deemed to be Finance Charge Receivables and Principal Receivables. The Insolvency Proceeds shall be allocated and distributed to Investor Holders in accordance with Article IV and each Supplement and the Trust shall terminate immediately thereafter.

     (c) The Trustee may appoint an agent or agents to assist with its responsibilities pursuant to this Article IX with respect to competitive bids.

ARTICLE X      SERVICER DEFAULTS

     SECTION 10.01. Servicer Defaults. If any one of the following events (a "Servicer Default") shall occur and be continuing:

     (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Trustee pursuant to this Agreement or any Supplement on or before the date occurring five Business Days after the date such payment, transfer or deposit or such instruction or notice is required to be made or given, as the case may be, under this Agreement or any Supplement;

     (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or any Supplement which has a material adverse effect on the interests hereunder of the Investor Holders of any Series or Class and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Holders of Investor Certificates evidencing more than 50% of the Aggregate Investor Amount (or, with respect to any such failure that does not relate to all Series, 50% of the aggregate Investor Amount of all Series to which such failure relates); or the Servicer shall delegate its duties under this Agreement, except as permitted by Section 8.02 or 8.07, a Responsible Officer of the Trustee has actual knowledge of such delegation and such delegation continues unremedied for 15 days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Holders of Investor Certificates evidencing more than 50% of the Aggregate Investor Amount;

     (c) any representation, warranty or certification made by the Servicer in this Agreement or any Supplement or in any certificate delivered pursuant to this Agreement or any Supplement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Investor Holders of any Series or Class and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Certificates evidencing more than 50% of the Aggregate Investor Amount (or, with respect to any such representation, warranty or certification that does not relate to all Series, 50% of the aggregate Investor Amount of all Series to which such representation, warranty or certification relates); or

     (d) an Insolvency Event shall occur with respect to the Servicer;

then, in the event of any Servicer Default, so long as the Servicer Default shall not have been remedied, either the Trustee or the Holders of Investor Certificates evidencing more than 50% of the Aggregate Investor Amount, by notice then given to the Servicer (and to the Trustee if given by the Investor Holders) (a "Termination Notice"), may terminate all but not less than all the rights and obligations of the Servicer as Servicer under this Agreement and in and to the Receivables and the proceeds thereof; provided if within 60 days of receipt of a Termination Notice the Trustee does not receive any bids from Eligible Servicers in accordance with subsection 10.02(c) to act as a Successor Servicer and receives an Officer's Certificate of the Servicer to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to the Termination Notice, the Trustee shall offer the Transferors the right at their option to purchase the Investor Interest on the Distribution Date next succeeding 60 days after the receipt by the Servicer of a Termination Notice. The purchase price for the Investor Interest shall be equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Supplement. The Transferors shall notify the Trustee prior to the Record Date for the Distribution Date of the purchase if they are exercising such option. If any of the Transferors exercise such option, such Transferors shall (x) if such Transferors' short-term deposits or long-term unsecured debt obligations are not rated at the time at least P-3 or Baa3, respectively, by Moody's, deliver to the Trustee an Opinion of Counsel (which must be an independent outside counsel) to the effect that, in reliance on certain certificates to the effect that the Receivables constitute fair value for consideration paid therefor and as to the solvency of such Transferors, the purchase would not be considered a fraudulent conveyance or fraudulent transfer and (y) deposit the purchase price into the Collection Account not later than 12:00 noon, New York City time, on such Distribution Date in immediately available funds. The purchase price shall be allocated and distributed to Investor Holders in accordance with Article IV and each Supplement.

     After receipt by the Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 10.02, all authority and power of the Servicer under this Agreement shall pass to and be vested in a Successor Servicer; and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer and in enforcing all rights to Insurance Proceeds. The Servicer shall promptly transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly, at the Servicer's expense, transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 10.01 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interests.

     Notwithstanding the foregoing, any delay in or failure of performance under subsection 10.01(a) for a period of 5 Business Days or under subsection 10.01(b) or (c) for a period of 60 days (in addition to any period provided in subsection 10.01(a), (b) or (c)) shall not constitute a Servicer Default until the expiration of such additional 5 Business Days or 60 days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, terrorism, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its respective obligations in a timely manner in accordance with this Agreement and any Supplement, and the Servicer shall provide the Trustee, each Rating Agency, the Holders of the Transferor Certificates and the Investor Holders with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

     SECTION 10.02. Trustee To Act, Appointment of Successor. (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 10.01, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Trustee or until a date mutually agreed upon by the Servicer and Trustee. The Trustee shall as promptly as possible after the giving of a Termination Notice appoint an Eligible Servicer as a successor servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. If a Successor Servicer has not been appointed or has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Trustee without further action shall automatically be appointed the Successor Servicer. The Trustee may delegate any of its servicing obligations to an Affiliate of the Trustee or agent in accordance with Section 3.01(b) and 8.07. Notwithstanding the foregoing, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution qualifying as an Eligible Servicer as the Successor Servicer hereunder. The Trustee shall give prompt notice to each Rating Agency upon the appointment of a Successor Servicer.

     (b) Upon its appointment, the Successor Servicer shall be the successor to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer.

     (c) In connection with any Termination Notice, the Trustee will review any bids which it obtains from Eligible Servicers and shall be permitted to appoint any Eligible Servicer submitting such a bid as a Successor Servicer for servicing compensation not in excess of the aggregate Servicing Fees for all Series; provided that the Holders of the Transferor Certificates shall be responsible for payment of the Transferors' portion of such aggregate Servicing Fees and that no such monthly compensation paid out of Collections shall be in excess of such aggregate Servicing Fees. Each Holder of a Transferor Certificate agrees that, if ANB (or any Successor Servicer) is terminated as Servicer hereunder, the portion of the Collections in respect of Finance Charge Receivables that such Holders are entitled to receive pursuant to this Agreement or any Supplement shall be reduced by an amount sufficient to pay such Holders' share (determined by reference to the Supplements with respect to any outstanding Series) of the compensation of the Successor Servicer.

     (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.01 and shall pass to and be vested in the Transferors and, without limitation, the Transferors are hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Transferors in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to the Transferors in such electronic form as the Transferors may reasonably request and shall transfer all other records, correspondence and documents to the Transferors in the manner and at such times as the Transferors shall reasonably request. To the extent that compliance with this Section 10.02 shall require the Successor Servicer to disclose to the Transferors information of any kind which the Successor Servicer deems to be confidential, the Transferors shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

     SECTION 10.03. Notification to Holders. Within two Business Days after the Servicer becomes aware of any Servicer Default, the Servicer shall give notice thereof to the Trustee and each Rating Agency and the Trustee shall give notice to the Investor Holders. Upon any termination or appointment of a Successor Servicer pursuant to this Article, the Trustee shall give prompt notice thereof to the Investor Holders.

ARTICLE XI     THE TRUSTEE

     SECTION 11.01. Duties of Trustee. (a) The Trustee, prior to the occurrence of a Servicer Default and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Responsible Officer has received written notice that a Servicer Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they substantially conform to the requirements of this Agreement.

     (c) Subject to subsection 11.01(a), no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided that:

          (i) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Investor Certificates evidencing more than 50% of the Investor Amount of any Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee in relation to such Series, under this Agreement; and

          (iii) the Trustee shall not be charged with knowledge of any failure by the Servicer referred to in clauses (a) and (b) of Section 10.01 unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer or any Holders of Investor Certificates evidencing not less than 10% of the Investor Amount of any Series adversely affected thereby.

     (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with this Agreement.

     (e) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to
(i) impair the interests of the Trust in any Receivable now existing or hereafter created or (ii) impair the value of any Receivable now existing or hereafter created.

     (f) The Trustee shall have no power to vary the corpus of the Trust, except as expressly provided in this Agreement.

     (g) In the event that the Paying Agent or the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, the Trustee shall be obligated as soon as possible upon knowledge of a Responsible Officer thereof and receipt of appropriate records, if any, to perform such obligation, duty or agreement in the manner so required.

     (h) If any of the Transferors has agreed to transfer any of its revolving credit card receivables or other revolving credit account receivables (other than the Receivables) to another Person, upon the written request of such Transferor, the Trustee will enter into such intercreditor agreements with the transferee of such receivables as are customary and necessary to separately identify the rights, if any, of the Trust and such other Person in such Transferor's revolving credit card receivables or other revolving credit account receivables, as the case may be; provided that the Trustee shall not be required to enter into any intercreditor agreement which could adversely affect the interests of the Holders and, upon the request of the Trustee, such Transferor will deliver an Opinion of Counsel on any matters relating to such intercreditor agreement reasonably requested by the Trustee.

     SECTION 11.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 11.01:

     (a) the Trustee may rely on and shall be protected in acting on, or in refraining from acting in accordance with, any Assignment, the initial report, the annual Servicer's certificate, the monthly payment instructions and notification to the Trustee, the monthly Servicer's certificate, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

     (b) the Trustee may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

     (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Enhancement Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Holders, or any Enhancement Provider, pursuant to the provisions of this Agreement or any Enhancement Agreement, unless such Holders or any Enhancement Provider shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of any Servicer Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement and any Series Enhancement, and to use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

     (d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

     (e) the Trustee shall not be bound to make any investigation into the facts of matters stated in any Assignment, the initial report, the annual Servicer's certificate, the monthly payment instructions and notification to the Trustee, the monthly Servicer's certificate, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Investor Certificates evidencing more than 50% of the Investor Amount of any Series which could be adversely affected if the Trustee does not perform such acts;

     (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder; and

     (g) except as may be required by subsection 11.01(a), the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, the compliance by the Transferor with its representations and warranties or for any other purpose.

     SECTION 11.03. Trustee Not Liable for Recitals in Certificates. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the certificates (other than the certificate of authentication on the Certificates). Except as set forth in Section 11.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or any Supplement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document. The Trustee shall not be accountable for the use or application by the Transferors of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Transferors or the Holders of the Transferor Certificates in respect of the Receivables or deposited in or withdrawn from the Collection Account, the Excess Funding Account or any Series Account by the Servicer.

     SECTION 11.04. Trustee May Not Own Certificates. The Trustee in its individual capacity shall not, but in a fiduciary or any other capacity may, become the owner of Investor Certificates or Supplemental Certificates. In connection with such ownership in other than its individual capacity, the Trustee shall have the same rights as it would have if it were not the Trustee.

     SECTION 11.05. The Servicer To Pay Trustee's Fees and Expenses. The Servicer shall pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, subject to Section 7.04, the Servicer will pay or reimburse the Trustee (without reimbursement from the Collection Account or otherwise) upon its request for all reasonable expenses, disbursements and advances (if any) incurred or made by the Trustee (including the fees and expenses of Trustee's counsel) in accordance with any of the provisions of this Agreement except any such expense, disbursement or advance as may arise from its own negligence or bad faith and except as provided in the following sentence. If the Trustee is appointed Successor Servicer pursuant to Section 10.02, the provisions of this Section 11.05 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer. The obligations of the Servicer under Section 8.04 and this Section 11.05 shall survive the termination of the Trust and the resignation or removal of the Trustee.

     SECTION 11.06. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a bank or a corporation organized and doing business under the laws of the United States of America or any state thereof and subject to supervision or examination by Federal or state authority and authorized under such laws to exercise corporate trust powers that either (x) has a long-term unsecured debt rating of at least Baa3 by Moody's and BBB- by Standard & Poor's and, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital adequacy requirements, a combined capital and surplus of at least $50,000,000 or (y) shall otherwise be acceptable to each Rating Agency. If such bank or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 11.06, the combined capital and surplus of such bank or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.07.

     SECTION 11.07. Resignation or Removal of Trustee. (a) The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.06 and shall fail to resign after written request therefor by the Servicer or the Transferors, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer or Transferors may, but shall not be required to, remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     (c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this
Section 11.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.08 and any liability of the Trustee arising hereunder shall survive such appointment of a successor trustee.

     SECTION 11.08. Successor Trustee. (a) Any successor trustee appointed as provided in Section 11.07 shall execute, acknowledge and deliver to the Transferors, to the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents and statements held by it hereunder, and the Transferors and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

     (b) No successor trustee shall accept appointment as provided in this Section 11.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.06.

     (c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.08, such successor trustee shall provide notice of such succession hereunder to all Investor Holders and the Servicer shall provide such notice to each Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement.

     SECTION 11.09. Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 11.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     SECTION 11.10. Appointment of Co-Trustee or Separate Trustee.
(a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Holders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable; provided that the Trustee shall exercise due care in the appointment of any co-trustee. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.06 and no notice to Holders of the appointment of any co-trustee or separate trustee shall be required under Section 11.08.

     (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act) except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

     (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this
Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

     (d) Any separate trustee or co-trustee may at any time constitute the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     SECTION 11.11. Tax Returns. If the Trust shall be required to file tax returns, the Servicer, as soon as practicable after it is made aware of such requirement, shall prepare or cause to be prepared any tax returns required to be filed by the Trust and, to the extent possible, shall file such returns at least five days before such returns are due to be filed. The Trustee is hereby authorized to sign any such return on behalf of the Trust. The Servicer shall prepare or shall cause to be prepared all tax information required by law to be distributed to Holders and shall deliver such information to the Trustee at least five days prior to the date it is required by law to be distributed to Holders. The Servicer, upon request, will furnish the Trustee with all such information known to the Servicer as may be reasonably required in connection with the preparation of all tax returns of the Trust. In no event shall the Trustee or the Servicer be liable for any liabilities, costs or expenses of the Trust, the Investor Holders or the Certificate Owners arising under any tax law, including federal, state, local or foreign income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

     SECTION 11.12. Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or any Series of Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of any Series of Certificates in respect of which such judgment has been obtained.

     SECTION 11.13. Suits for Enforcement. (a) If a Servicer Default shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Sections 10.01 and 11.14, proceed to protect and enforce its rights and the rights of any Series of Certificates under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or any Series of Certificates.

     (b) If the FDIC, the RTC or any equivalent governmental agency or instrumentality or any designee of any of them shall have been appointed as receiver, conservator, assignee, trustee in bankruptcy or reorganization, liquidator, sequestrator or custodian with respect to any Transferor (the "Receiver"), the Trustee shall, irrespective of whether the principal of any Series or Class of Certificates shall then be due and payable;

          (i) unless prohibited by applicable law or regulation or unless under FIRREA the Receiver is required to participate in the process as a defendant or otherwise, promptly take or cause to be taken any and all necessary or advisable commercially reasonable action as a secured creditor on behalf of the Holders to recover, repossess, collect or liquidate the Receivables or any other Trust Assets on a "self-help" basis or otherwise and exercise any rights or remedies of a secured party under the applicable UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Holders;

          (ii) promptly, and in any case within any applicable claims bar period specified under FIRREA or otherwise, file and prove a claim or claims under FIRREA or otherwise, by filing proofs of claim, protective proofs of claim or otherwise, for the whole amount of unpaid principal and interest in respect of the Certificates and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial, administrative, corporate or other proceedings relating to such Transferor, its creditors or its property, including any actions relating to the preservation of deficiency claims or for the protection against loss of any claim in the event the Trustee's or the Holders' status as secured creditors are successfully challenged; and

          (iii) collect and receive any moneys or other property payable or deliverable on any such claims and distribute all amounts with respect to the claims of the Holders to the Holders.

     (c) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Certificates or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 11.14. Rights of Holders To Direct Trustee. Holders of Investor Certificates evidencing more than 50% of the Aggregate Investor Amount (or, with respect to any remedy, trust or power that does not relate to all Series, 50% of the aggregate Investor Amount of all Series to which such remedy, trust or power relates) shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided that, subject to Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Holders not parties to such direction; and provided further that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction of such Holders of Investor Certificates.

     SECTION 11.15. Representations and Warranties of Trustee. The Trustee represents and warrants as of each Closing Date that:

     (a) the Trustee is a banking corporation organized, existing and authorized to engage in the business of banking under the laws of the State of New York;

     (b) the Trustee has full power, authority and right to execute, deliver and perform this Agreement and each Supplement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and each Supplement; and

     (c) this Agreement and each Supplement has been duly executed and delivered by the Trustee.

     SECTION 11.16. Maintenance of Office or Agency. The Trustee will maintain at its expense an office or agency where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served (a) in the Borough of Manhattan, The City of New York, in the case of Registered Certificates and Holders thereof, and (b) in London or Luxembourg, in the case of Bearer Certificates and Holders thereof, if and for so long as any Bearer Certificates are outstanding. Such office shall initially be located at the Corporate Trust Office. The Trustee will give prompt notice to the Servicer and to Investor Holders of any change in the location of the Certificate Register or any such office or agency.

ARTICLE XII    TERMINATION

     SECTION 12.01. Termination of Trust. The Trust and the respective obligations and responsibilities of the Transferors, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Investor Holders as hereinafter set forth) shall terminate, except with respect to the duties described in Sections 7.04, 8.04 and 12.02(b), upon the earliest of
(i) December 31, 2046, (ii) the day following the payment date on which the Investor Amount and the Enhancement Investor Amount, if any, for each Series is zero (provided that the Transferors have delivered a written notice to the Trustee electing to terminate the Trust) and (iii) the time provided in subsection 9.02(b).

     SECTION 12.02. Final Distribution. (a) The Servicer shall give the Trustee at least 15 days prior notice of the payment date on which the Investor Holders of any Series or Class may surrender their Investor Certificates for payment of the final distribution on and cancellation of such Investor Certificates (or, in the event of a final distribution resulting from the application of Section 2.06, 9.02 or 10.01, notice of such payment date promptly after the Servicer has determined that a final distribution will occur, if such determination is made less than 30 days prior to such payment date). Such notice shall be accompanied by an Officer's Certificate setting forth the information specified in Section 3.05 covering the period during the then-current calendar year through the date of such notice. Not later than the fifth day of the month in which the final distribution in respect of such Series or Class is payable to Investor Holders, the Trustee shall provide notice to Investor Holders of such Series or Class specifying (i) the date upon which final payment of such Series or Class will be made upon presentation and surrender of Investor Certificates of such Series or Class at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such payment date is not applicable, payments being made only upon presentation and surrender of such Investor Certificates at the office or offices therein specified (which, in the case of Bearer Certificates, shall be outside the United States). The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to Investor Holders.

     (b) Notwithstanding a final distribution to the Investor Holders of any Series or Class (or the termination of the Trust), except as otherwise provided in this paragraph, all funds then on deposit in the Collection Account and any Series Account allocated to such Investor Holders shall continue to be held in trust for the benefit of such Investor Holders and the Paying Agent or the Trustee shall pay such funds to such Investor Holders upon surrender of their Investor Certificates (and any excess shall be paid in accordance with any relevant Enhancement Agreement). If all such Investor Holders shall not surrender their Investor Certificates for cancellation within six months after the date specified in the notice from the Trustee described in paragraph
(a), the Trustee shall give a second notice to the remaining such Investor Holders to surrender their Investor Certificates for cancellation and receive the final distribution with respect thereto (which surrender and payment, in the case of Bearer Certificates, shall be outside the United States). If within one year after the second notice all such Investor Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Investor Holders concerning surrender of their Investor Certificates, and the cost thereof shall be paid out of the funds in the Collection Account or any Series Account held for the benefit of such Investor Holders. The Trustee and the Paying Agent shall pay to the Transferors any moneys held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Transferors, Investor Holders entitled to the money must look to the Transferors for payment as general creditors unless an applicable abandoned property law designates another Person.

     (c) If the Investor Amount with respect to any Series is greater than zero on its Series Termination Date or such earlier date as is specified in the related Supplement (after giving effect to deposits and distributions otherwise to be made on such date), the Trustee will sell or cause to be sold on such Series Termination Date, in accordance with the procedures and subject to the conditions described in such Supplement, Principal Receivables and the related Finance Charge Receivables (or interests therein) in an amount equal to 100% of the Investor Amount and accrued and unpaid interest thereon with respect to such Series on such date (after giving effect to such deposits and distributions; provided that in no event shall such amount exceed such Series' Series Percentages of Receivables on such Series Termination Date). Any Transferor shall be permitted to purchase such Receivables in such case, and the Transferors shall have a right of first refusal with respect thereto. The proceeds from any such sale shall be allocated and distributed in accordance with the applicable Supplement.

     SECTION 12.03. Transferors' Termination Rights. Upon the termination of the Trust pursuant to Section 12.01 and the surrender of the Transferor Certificates, the Trustee shall sell, assign and convey to the Holders of the Transferor Certificates or their designee, without recourse, representation or warranty, all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof, except for amounts held by the Trustee pursuant to subsection 12.02(b). The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Holders of the Transferor Certificates to vest in the Holders of the Transferor Certificates or their designee all right, title and interest which the Trust had in the Receivables and such other related assets.

     SECTION 12.04. Defeasance. Notwithstanding anything to the contrary in this Agreement or any Supplement:

     (a) The Transferor may at its option be discharged from its obligations hereunder with respect to any Series or all outstanding Series (the "Defeased Series") on the date the applicable conditions set forth in subsection 12.04(c) are satisfied; provided that the following rights, obligations, powers, duties and immunities shall survive with respect to the Defeased Series until otherwise terminated or discharged hereunder: (i) the rights of the Holders of Investor Certificates of the Defeased Series to receive, solely from the trust fund provided for in subsection 12.04(c), payments in respect of principal of and interest on such Investor Certificates when such payments are due; (ii) the Transferors' obligations with respect to such Certificates under Sections 6.04 and 6.05; (iii) the rights, powers, trusts, duties, and immunities of the Trustee, the Paying Agent and the Registrar hereunder; and
(iv) this Section 12.04.

     (b) Subject to subsection 12.04(c), the Transferors at their option may cause Collections allocated to the Defeased Series and available to purchase additional Receivables to be applied to purchase Eligible Investments rather than additional Receivables.

     (c) The following shall be the conditions to a defeasance under subsection 12.04(a):

          (i) the Transferors irrevocably shall have deposited or caused to be deposited with the Trustee, under an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust for making the payments described below, (A) Dollars in an amount, or (B) Eligible Investments which through the scheduled payment of principal and interest in respect thereof will provide, not later than the due date of payment thereon, money in an amount, or (C) a combination thereof, in each case sufficient to pay and discharge (without relying on income or gain from reinvestment of such amount), and which shall be applied by the Trustee to pay and discharge, all remaining scheduled interest and principal payments on all outstanding Investor Certificates of the Defeased Series on the dates scheduled for such payments in this Agreement and the applicable Supplements and all amounts owing to the Series Enhancers with respect to the Defeased Series;

          (ii) a statement from a firm of nationally recognized independent public accountants (who may also render other services to the Transferors) to the effect that such deposit is sufficient to pay the amounts specified in clause (i);

           (iii) prior to its first exercise of its right pursuant to this Section 12.04 with respect to a Defeased Series to substitute money or Eligible Investments for Receivables, an Opinion of Counsel to the effect that (A) such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment Company Act, (B) if the Transferors' short-term deposit or long-term unsecured debt obligations are not rated at least P-3 or Baa3, respectively, by Moody's, such deposit and termination of obligations would not be a fraudulent conveyance or fraudulent transfer (based in reliance on certain certificates to the effect that the Receivables and termination of obligations constitute fair value for consideration paid therefor and as to the solvency of the Transferors), and (C) an Opinion of Counsel with respect to such deposit and termination to the effect that it will not cause the Trust or any portion thereof to be treated as an association or publicly traded partnership taxable as a corporation;

          (iv) the Transferors shall have delivered to the Trustee an Officer's Certificate of the Transferors stating that the Transferors reasonably believe that such deposit and termination of obligations will not, based on the facts known to such officer at the time of such certification, then cause a Pay Out Event with respect to any Series or any event that, with the giving of notice or the lapse of time, would result in the occurrence of a Pay Out Event with respect to any Series; and

          (v) the Rating Agency Condition shall have been satisfied and the Transferors shall have delivered copies of written confirmation of such satisfaction to the Servicer and the Trustee.

     SECTION 12.05. Optional Purchase. (a) If so provided in any Supplement, the Transferors may, but shall not be obligated to, cause a final distribution to be made in respect of the related Series of Investor Certificates on a specified Distribution Date or when the Investor Amount reaches a specified level or under any circumstances specified in such Supplement by depositing into the Collection Account or the applicable Series Account, not later than the Transfer Date preceding such Distribution Date, for application in accordance with Section 12.02, the amount specified in such Supplement; provided that if the short-term deposits or long-term unsecured debt obligations of the Transferors are not rated at the time of such purchase of Receivables at least P-3 or Baa3, respectively, by Moody's, no such event shall occur unless the Transferors shall deliver an Opinion of Counsel reasonably acceptable to the Trustee that such deposit into the Collection Account or any Series Account as provided in the related Supplement would not constitute a fraudulent conveyance or fraudulent transfer of the Transferors (based in reliance on certificates to the effect that the Receivables constitute fair value for consideration paid therefor and as to the solvency of the Transferors).

     (b) The amount deposited pursuant to subsection 12.05(a) shall be paid to the Investor Holders of the related Series pursuant to Section 12.02 on the related Distribution Date following the date of such deposit. All Certificates of a Series which are purchased by the Transferors pursuant to subsection 12.05(a) shall be delivered by the Transferors upon such purchase to, and be cancelled by, the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Transferor. The Series Invested Amount of each Series which is purchased by the Transferors pursuant to subsection 12.05(a) shall, for the purpose of the definition of "Transferor Amount," be deemed to equal zero on the Distribution Date following the making of the deposit, and the Transferor Amount shall thereupon be deemed to have been increased by the Series Invested Amount of such Series.

ARTICLE XIII   MISCELLANEOUS PROVISIONS

     SECTION 13.01. Amendment; Waiver of Past Defaults. (a) Any Trust Document may be amended from time to time by the Servicer, the Transferors (including, if applicable, any Additional Transferor being designated) and the Trustee without the consent of any of the Holders, provided that (i) each Transferor shall have delivered to the Trustee an Officer's Certificate to the effect that such Transferor reasonably believes that such action will not have an Adverse Effect and (ii) the Rating Agency Condition shall have been satisfied with respect to any such amendment. Without limiting the generality of the foregoing sentence, any Trust Document may be amended pursuant to that sentence in order to (1) provide additional Series Enhancement for the benefit of the Holders of any Series (or reduce such Series Enhancement), (2) add one or more Participation Interests to the Trust, (3) designate one or more Additional Transferors (provided that the Rating Agency Condition need not be satisfied in connection with any designation of AUS as an additional Transferor), (4) provide for an existing Transferor to discontinue direct transfers of Receivables to the Trust and instead transfer Receivables indirectly through another Transferor, (5) cure any ambiguity or correct or supplement any provision contained in any other Trust Document which may be defective or inconsistent with any other provisions in such Trust Document, (6) enable all or a portion of the Trust to qualify as, and to permit an election to be made to cause the Trust to be treated as, a "financial asset securitization investment trust," as described in the provisions of the "Seven Year Balanced Budget Act of 1995," H.R. 2491, 104th Cong., 1st Sess. (1995), or to enable the Trust to qualify and an election to be made for similar treatment under such comparable subsequent Federal income tax provisions as may ultimately be enacted into law (and, in connection with any such election, to modify or eliminate existing provisions of each Trust Document relating to the intended Federal income tax treatment of the Certificates and the Trust in the absence of such election, which may include elimination of the sale of Receivables and termination of the Trust upon the occurrence of an Insolvency Event pursuant to Section 9.02 and the provisions of
Section 7.04 relating to the liability of the Transferors as general partners), (7) enable all or a portion of the Trust to qualify as a partnership for federal income tax purposes under applicable regulations on the classification of entities as partnerships or corporations under the Internal Revenue Code adopted as final regulations after the date hereof, and to the extent that such regulations eliminate or modify the need therefor, to modify or eliminate existing provisions of the Transaction Documents relating to the intended availability of partnership treatment of the Trust for federal income tax purposes, including eliminating the provisions of Section 9.02 relating to the sale of the Receivables and termination of the Trust upon the occurrence of an Insolvency Event and the provisions of Section 7.04 relating to the liability of the Transferors as general partners and (8) enable Receivables transferred to the Trust to be derecognized by the related Transferors under GAAP and the Trust to not be treated as a member of any Transferor's consolidated group under GAAP.

     (b) Any Trust Document may also be amended from time to time by the Servicer, the Transferors and the Trustee, with the consent of the Holders of Investor Certificates evidencing not less than 66-2/3% of the aggregate Investor Amount of the Investor Certificates of all adversely affected Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Supplement or of modifying in any manner the rights of the Holders; provided that no such amendment shall (i) reduce in any manner the amount of or delay the timing of any distributions to be made to Investor Holders or deposits of amounts to be so distributed or the amount available under any Series Enhancement without the consent of each affected Holder, (ii) change the definition of or the manner of calculating the interest of any Investor Holder without the consent of each affected Investor Holder, (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Investor Holder or (iv) adversely affect the rating of any Series or Class by each Rating Agency without the consent of the Holders of Investor Certificates of such Series or Class evidencing not less than 66-2/3% of the aggregate Investor Amount of the Investor Certificates of such Series or Class. Any amendment to be effected pursuant to this paragraph shall be deemed not to adversely affect any outstanding Series with respect to which the Transferors shall deliver an Opinion of Counsel, addressed and delivered to the Trustee, that such action will not, in such counsel's reasonable opinion, have an Adverse Effect with respect to such Series. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under this Agreement or otherwise.

     (c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to paragraph (a)), the Trustee shall furnish notification of the substance of such amendment to each Investor Holder, and the Servicer shall furnish notification of the substance of such amendment to each Rating Agency.

     (d) It shall not be necessary for the consent of Investor Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Holders shall be subject to such reasonable requirements as the Trustee may prescribe.

     (e) Any Supplement executed in accordance with the provisions of subsection 6.03(b) shall not be considered an amendment to this Agreement for the purposes of this Section. Any instrument relating to the designation of an Additional Transferor or other transaction contemplated by Section 2.12 or to the addition of a Participation Interest to the Trust Assets shall be considered an amendment only to the extent that such instrument actually amends this Agreement.

     (f) The Holders of Investor Certificates evidencing more than 66-2/3% of the aggregate Investor Amount of the Investor Certificates of each Series, or with respect to any Series with two or more Classes, of each Class (or with respect to any default that does not relate to all Series, 66-2/3% of the unpaid principal amount of the Investor Certificates of all Series to which such default relates or, with respect to any such Series with two or more
Classes, of each Class) may, on behalf of all Holders, waive any default by the Transferors or the Servicer in the performance of their obligations hereunder and its consequences, except the failure to make any distributions required to be made to Investor Holders or to make any required deposits of any amounts to be so distributed. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.
No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

     SECTION 13.02. Protection of Right, Title and Interest to Trust. (a) The Servicer shall cause this Agreement, all amendments and supplements hereto and all financing statements and continuation statements and any other necessary documents covering the Holders' and the Trustee's right, title and interest to the Trust to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Holders and the Trustee hereunder to all property comprising the Trust. The Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Transferors shall cooperate fully with the Servicer in connection with the obligations set forth above, and the Transferors and the Servicer will execute any and all documents, and take any and all other acts, reasonably required to fulfill the intent of this Agreement.

     (b) Within 30 days after any of the Transferors makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) seriously misleading within the meaning of Section 9-402(7) (or any comparable provision) of the UCC, such Transferor shall give the Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof. The Trustee shall give each Transferor and the Servicer prompt notice of any change in the name of the Trustee or any change in the Trustee's address as shown on any financing statement filed in connection with the transactions contemplated by this Agreement or any Supplement if the address so shown ceases to be an address from which information concerning the Trustee's (on behalf of the Trust) security interest or ownership interest in the Receivables and the proceeds thereof can be obtained. The Transferors shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest or ownership interest in the Receivables and the proceeds thereof.

     (c) Each Transferor and the Servicer will give the Trustee prompt notice of any relocation of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof. Each Transferor and the Servicer will at all times maintain its principal executive office within the United States.

     (d) The Servicer will deliver to the Trustee: (i) upon the execution and delivery of each amendment of this Agreement or any Supplement, an Opinion of Counsel to the effect specified in Exhibit G-1; (ii) on each Addition Date on which any Additional Accounts (other than Automatic Additional Accounts) are to be designated as Accounts pursuant to subsection 2.08(a) or (b) and on each date specified in subsection 2.08(d) with respect to the designation of Automatic Additional Accounts as Accounts, an Opinion of Counsel substantially in the form of Exhibit G-2, and on each Addition Date on which any Participation Interests are to be included in the Trust pursuant to subsection 2.08(a) or (b), an Opinion of Counsel covering the same substantive legal issues addressed by Exhibit G-2 but conformed to the extent appropriate to relate to Participation Interests; and (iii) on or before March 31 of each year, beginning with March 31, 1998, an Opinion of Counsel substantially in the form of Exhibit G-2.

     SECTION 13.03. Limitation on Rights of Holders. (a) The death or incapacity of any Holder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Holders' legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     (b) No Investor Holder shall have any right to vote (except as expressly provided in this Agreement) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the Certificates, be construed so as to constitute the Investor Holders from time to time as partners or members of an association, nor shall any Investor Holder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     (c) No Investor Holder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Investor Holder previously shall have made, and unless the Holders of Investor Certificates evidencing more than 50% of the Aggregate Investor Amount (or, with respect to any such action, suit or proceeding that does not relate to all Series, 50% of the Aggregate Investor Amount of all Series to which such action, suit or proceeding relates) shall have made, a request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after such request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Investor Holder with every other Investor Holder and the Trustee, that no one or more Investor Holders shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Investor Certificates, or to obtain or seek to obtain priority over or preference to any other such Investor Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Investor Holders except as otherwise expressly provided in this Agreement. For the protection and enforcement of the provisions of this Section, each and every Investor Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 13.04. GOVERNING LAW. THIS AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK,
WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE
OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 13.05. Notices; Payments. (a) All demands, notices, instructions, directions and communications (collectively, "Notices") under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by registered mail, return receipt requested, or sent by facsimile transmission (i) in the case of the Transferors or the Servicer, to Advanta National Bank USA, Five Horsham Business Center, 300 Welsh Road, Horsham, Pennsylvania 19044, Attn: General Counsel (facsimile no. (215) 657-3610), (ii) in the case of the Trustee, to the Corporate Trust Office (facsimile no. (212) 815-5999), (iii) in the case of Moody's, to 99 Church Street, New York, New York 10007,
Attn: ABS Monitoring Department, 4th Floor (facsimile no. 212-553-
4600), (iv) in the case of Standard & Poor's, to 26 Broadway, New York, New York 10004, Attn: Asset Backed Group, 15th Floor (facsimile no. 212-412-0323), (v) in the case of the Paying Agent or the Transfer Agent and Registrar, to the Corporate Trust Office, New York, New York 10006, Attn:_________________________________
(facsimile no. (212) ________) and (vi) to any other Person as specified in any Supplement; or, as to each party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party.

     (b) Any Notice required or permitted to be given to a Holder of Registered Certificates shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. No Notice shall be required to be mailed to a Holder of Bearer Certificates or Coupons but shall be given as provided below. Any Notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Investor Holder receives such Notice. In addition, (i) if and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such Exchange shall so require, any Notice to Investor Holders shall be published in an Authorized Newspaper of general circulation in Luxembourg within the time period prescribed in this Agreement and (ii) in the case of any Series or Class with respect to which any Bearer Certificates are outstanding, any Notice required or permitted to be given to Investor Holders of such Series or Class shall be published in an Authorized Newspaper within the time period prescribed in this Agreement.

     (c) All Notices to be made to the Transferors shall be deemed given if one Notice is provided to the address of ANB. All payments hereunder to any Transferor or Servicer shall be made to such account as such Transferor or Servicer may specify in writing. All payments hereunder to the Transferors shall be deemed made if made to the account of ANB as provided above.

     SECTION 13.06. Rule 144A Information. For so long as any of the Investor Certificates of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, each of the Transferors, the Trustee, the Servicer and any Series Enhancer agree to cooperate with each other to provide to any Investor Holders of such Series or Class and to any prospective purchaser of Certificates designated by such an Investor Holder, upon the request of such Investor Holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act.

     SECTION 13.07. Severability of Provisions. If any provisions of this Agreement shall be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of the remaining provisions or of the Certificates or the rights of the Holders.

     SECTION 13.08. Certificates Nonassessable and Fully Paid. It is the intention of the parties to this Agreement that the Holders shall not be personally liable for obligations of the Trust, that the interests in the Trust represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever and that Certificates upon authentication thereof by the Trustee pursuant to Section 6.02 are and shall be deemed fully paid.

     SECTION 13.09. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, the Servicer, the Trustee, each Transferor, each Series Enhancer and each Holder of a Transferor Certificate shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Trust, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Trust under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Trust.

     SECTION 13.10. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

     SECTION 13.11. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     SECTION 13.12. Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Holders, any Series Enhancer (to the extent provided in this Agreement and the related Supplement) and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

     SECTION 13.13. Actions by Holders. (a) Wherever in this Agreement a provision is made that an action may be taken or a Notice given by Holders, such action or Notice may be taken or given by any Holder, unless such provision requires a specific percentage of Holders.

     (b) Any Notice, request, authorization, direction, consent, waiver or other act by the Holder of a Certificate shall bind such Holder and every subsequent Holder of such Certificate and of any Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

     SECTION 13.14. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement.

     IN WITNESS WHEREOF, the Transferors, the Servicer and the
Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.



                         ADVANTA NATIONAL BANK, as
                           Servicer and Transferor


                         by ____________________________
                              Name: _________________
                              Title: ________________


                         THE BANK OF NEW YORK,
                           Trustee


                         by _____________________________
                            Name:
                            Title: